ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made as of the 18th day of December, 2001, by and among Heritage Marketing Corporation, a Delaware corporation (the "Stockholder"), Color Prelude, Inc., a Delaware corporation (the "Company"), and IST, Corp., a Delaware corporation ("Purchaser").

     WHEREAS, the Company is engaged in the business of creating and producing consumer product sampling programs primarily for marketers of health and beauty aids (the "Business"); and

     WHEREAS, Stockholder is the sole record and beneficial owner of all of the issued and outstanding shares (the "Shares") of capital stock of the Company (the "Company Stock"); and

     WHEREAS, Purchaser desires to purchase the Business, and substantially all of the assets used in connection therewith, and to assume certain liabilities of the Company, on the terms and conditions set forth herein; and

     WHEREAS, the Company desires to sell the Business, and substantially all of the assets used in connection therewith, and to assign certain liabilities of the Company to the Purchaser, on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual agreements, representations and warranties herein contained, the parties hereto hereby agree as follows:

1.   PURCHASE AND SALE

     1.1  PURCHASED ASSETS; EXCLUDED ASSETS; AND ASSUMED LIABILITIES.

          (a) At the Closing (as hereinafter defined) and subject to the terms and conditions of this Agreement, Purchaser shall purchase and acquire from the Company, and Company shall sell, convey, transfer and assign to Purchaser, on a going concern basis, free and clear of all Encumbrances, all of the Purchased Assets (as defined below) but not the Excluded Assets (as defined below). The "Purchased Assets" means the Business and all of the assets and properties (except for the Excluded Assets) used in connection therewith, including without limitation, all of the Company's right, title and interest in, to and under the following:


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               (i)  the Company's  leasehold  interests in the Currently  Leased
                    Real Property defined in Section 2.10 and more particularly identified on Schedule 2.10, in each case together with the
                    Company's  interest  in  all  buildings,   fixtures,  plant,
                    equipment and improvements thereon or attached thereto;

               (ii) all  machinery,   equipment,   equipment  parts,  furniture,
                    vehicles, fixtures and all other tangible personal property, including but not limited to that set forth on Schedule 2.8 ("Machinery and Equipment");

               (iii)all inventory,  including raw materials, work in process and finished goods, packaging materials and supplies (whether on hand at the Currently Leased Real Property, in transit thereto, or elsewhere) used or held for use in the Business ("Inventory");

               (iv) all cash and cash equivalents,  including without limitation bank accounts (in the name of the Company or escrow account held for its benefit), certificates of deposit and marketable securities;

               (v) all accounts receivable, notes and refunds receivable, including those set forth on Schedule 2.21;

               (vi) all  contracts,   leases,  purchase  orders,  sales  orders,
                    contracts to purchase new materials, contracts to receive services or supplies, contracts to sell products and all other binding agreements of the Company which can be assigned to the Purchaser without such assignment constituting a breach thereunder or with respect to which the other party or parties to such agreement has given its written consent to the assignment to the Purchaser, and which are set forth on Schedule 1.1 hereof (collectively, the "Assumed Contracts" and individually, an "Assumed Contract");

               (vii)all patents,  trademarks,  service marks, trade names, trade dress, copyrights, common law, statutory and similar rights (and all goodwill associated therewith), and all registrations thereof, applications therefor, and rights or renewal, modifications or extensions anywhere in the world, intellectual property assignments, work for hire agreements, including such intellectual property set forth on Schedule
                    2.6 and the rights to sue for past or on-going infringement or misappropriation of any of the foregoing, and to seek and retain any recoveries resulting therefrom


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                    (collectively, the "Intellectual Property");

               (viii) all Company's books, records,  accounting  information and files to the extent they relate to the Purchased Assets and the Business, and all media in which all or any of the information, knowledge, data or records may be related or stored (the "Business Records");

               (ix) all general,  financial  and  personnel  records,  including employee records for current employees, correspondence and other files and records, customer lists, customer files, credit information, advertising, promotional and sales materials, letterhead, business cards, sales data, product price lists, account histories, all software, including programs relating to any of the information listed herein or similar information;

               (x) all claims, causes of action, rights, entitlements and demands against third parties relating to any of the Purchased Assets or Assumed Liabilities prior to the Closing Date;

               (xi) all goodwill and going concern value;

               (xii)all  rights  and  interest  of  the  Company  in  and to any internet domain names and websites of the Company relating to the Business;

               (xiii) all right,  title and  interest  in and to the name "Color
                    Prelude, Inc." and any derivative thereof;

               (xiv)all  manufacturer's  and  seller's  warranties  made  to the
                    Company;

               (xv) all  telephone  numbers,  yellow page  listings and internet addresses, if any;

               (xvi)all  licenses,  permits,   registrations  (and  applications
                    therefor) and other governmental authorizations or other rights granted by governmental authorities used in or required or necessary for the lawful ownership or operation of the Business, including but not limited to those described on Schedule 2.6 and Schedule 2.7 (collectively, the "Transferred Permits");

               (xvii) all marketing and technical know-how, trade and business


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                    secrets,  technology,  processes,  procedures,   proprietary
                    information and other similar information with respect to the Business;

               (xviii) product  design,  formulae  (whether or not published and
                    whether  or  not  in  the  public  domain),   data,   plans,
                    blueprints, production formulas, specifications, manuals, package and other designs, logos, drawings, recorded knowledge, engineering reports for equipment, equipment and parts lists, test reports, materials standards, catalogues, processing standards, performance and quality control standards, marketing studies, research data, art work, plates, dies, computer and other similar information relating to the manufacture, distribution, marketing, display or sales of products;

               (xix) all office and other supplies, tools and spare parts;

               (xx) all deposits of any nature  whatsoever,  including  security deposits, deposits on equipment and prepaid expenses; and

               (xxi)all  other  rights  and  assets  relating  to,  or  used  in connection with the conduct of the Business, but excluding the Excluded Assets.

          (b) Notwithstanding the foregoing, the Purchased Assets shall not include, and the Company shall retain ownership of, the following assets of the Company (the "Excluded Assets"):

               (i) The Company's rights under this Agreement and the other agreements, certificates and instruments to be executed by Company in connection with or pursuant to this Agreement;

               (ii) the Company's minute book and stock record book;

               (iii)all  contracts,   leases,  purchase  orders,  sales  orders,
                    contracts to purchase new materials, contracts to receive services or supplies, contracts to sell products and all other binding agreements of the Company, other than Assumed Contracts (collectively, the "Retained Contracts");

               (iv) All refunds of income  taxes filed or to be filed by Company or its affiliates;

               (v)  All records relating to the general corporate operations and


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                    administration  of the Company's  business that are not used in the operation of the Business; and

               (vi) All counterclaims and offsets in respect to any liability of the Company which is not an Assumed Liability.

          (c) At the Closing, the Company shall assign to the Purchaser, and the Purchaser shall assume, all obligations of the Company to be performed after the Closing under the Assumed Contracts; provided, however, that in no event shall Purchaser assume any liability under any Assumed Contract incurred by the Company in violation of the provisions of this Agreement or arising out of a breach or default under any Assumed Contract by the Company prior to Closing (including any event prior to the Closing that, with the passage of time or the giving of notice, or both, would become such a breach or default) and Purchaser shall have the right not to assume any Assumed Contract if the Company or any other party thereto is in breach or default thereunder (including any event that, with the passage of time or the giving of notice, or both, would become a breach or default) as of the Closing.

          (d) At the Closing, Purchaser shall assume from the Company all accounts payable and accrued expenses of the Company (i) existing as of the Closing Date, but only if and to the extent that same: (A) were incurred by the Company in the ordinary course of its business prior to the Closing Date, (B) are set forth on the Closing Balance Sheet, (C) remain unpaid on the Closing Date, and (D) are required to be reflected in the Final Closing Balance Sheet, and (E) are not otherwise excluded by this Asset Purchase Agreement from the liabilities or obligations of the Company to be assumed by Purchaser; provided, however, that in no event shall any of the Indebtedness (as defined in Section 6.5 hereof) of Seller, even to the extent classified as a current liability, be included as one of the Assumed Liabilities and provided further, however, that with respect to any accrual for sales, use and payroll taxes, payroll, and employee vacation benefits, there shall be excluded from such assumption of liabilities any amounts due as a result of the delinquent payment of such amounts, including penalties, fines and interest ("Accrued Liabilities").

          (e) At the Closing, the Purchaser shall assume from the Company, to the extent relating to periods on and after the Closing, all liabilities and obligations of the Company under the leases of the Currently Leased Real Property ("Lease Obligations").

          (f) At the Closing, the Purchaser shall pay on behalf of the Company, management bonuses to such management personnel of the Company and in such amounts as the Stockholder and the Company shall specify in a written direction letter to be delivered to the Purchaser prior to Closing; provided, however, the aggregate amount to be paid by the Purchaser under this Section 1.1(f) shall in no event exceed $150,000.


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          (g) Except for those  liabilities and obligations to be assumed and/or discharged by Purchaser pursuant to Sections 1.1(c), (d), (e) and (f) above, (collectively, the "Assumed Liabilities"), Purchaser shall not assume, nor shall Purchaser be liable or obligated in any way for any debts, contracts, liabilities, commitments and obligations of the Company
     of  any  kind  or  nature  whatsoever,   whether  absolute  or  contingent,
     liquidated or unliquidated, disclosed or undisclosed, and whether or not accrued, matured, known, or unknown (the "Retained Liabilities"). Without
     limiting  the   foregoing,   the  following   shall   constitute   Retained
     Liabilities:

               (i) any and all accrued liabilities of the Company, arising prior to the Closing Date and not specifically assumed pursuant to Sections 1.1(c), 1.1(d), 1.1(e) or 1.1(f) hereof;


               (ii) liabilities or obligations arising prior to the Closing Date out of any breach by the Company of any provisions of any agreement, contract, commitment or lease to which the Company is a party including liabilities or obligations arising out of the Company's failure to perform any agreement, contract, commitment or lease in accordance with its terms prior to the Closing Date, and also including any liability arising out of the assignment to Purchaser of any Contract in violation of the terms thereof;

               (iii)any  liabilities  or  obligations  of  the  Company  or  its
          Affiliates  under  any  employee  benefit  plans,   arising  from  the
          operation of the Company's business prior to the Closing Date;

               (iv) any liability or obligation of the Company or its Affiliates arising out of any action, suit, investigation or proceeding based upon an event occurring or a claim arising (A) prior to the Closing Date or (B) after the Closing Date in the case of claims (X) in respect of products or services sold or provided by the Company prior to the Closing Date and/or (Y) attributable to acts performed or omitted by the Company or its Affiliates prior to the Closing Date (including any product liability or similar claim for injury to person or property, regardless of when made or asserted, which arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by the Company, or alleged to have been made by the Company, or which is imposed or asserted by operation of law, in connection with any service performed or product sold or leased by or on behalf of the Company prior to the Closing Date, including any claim relating to any product delivered in connection with the performance of such service and any claim seeking recovery for consequential damage, lost revenue or income);

               (v) except for any sales, use and payroll taxes, to the extent expressly assumed by the Purchaser pursuant to Section 1.1(d) hereof, any


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          and all  liabilities  for any taxes,  charges,  fees,  levies or other assessments (and all related interest, additions to tax and penalties) imposed by the United States, or any state, local or foreign government or subdivision or agency thereof (the "Taxes") payable with respect to the business, assets, properties or operations of the Company or any member of any affiliated group of which the Company is a member for any period prior to the Closing Date,;

               (vi) except as expressly assumed herein, any liability or obligation under or in connection with any Excluded Assets;

               (vii)any liability or obligation of the Company or Stockholder arising or incurred in connection with the negotiation, preparation and execution of this Asset Purchase Agreement and the transactions contemplated hereby and fees and expenses of any and all counsel, accountants and other experts;

               (viii) any intercompany liabilities between any the Company or any of their Affiliates;

               (ix) any and all liabilities resulting from litigation, whether or not pending or threatened prior to the Closing Date, arising out of the conduct of the Business prior to the Closing Date or facts or circumstances relating to the Business existing or occurring prior to the Closing Date.

     1.2 PURCHASE PRICE. The aggregate purchase price for the Purchased Assets is (i) $19,032,250.50 (the "Initial Cash Purchase Price"), as adjusted prior to the Closing pursuant to Section 1.4(a) (the "Closing Purchase Price") and as further adjusted following the Closing pursuant to Section 1.4(b)(the "Cash Purchase Price"), and (ii) the Assumed Liabilities (collectively, the "Purchase Price"). Subject to Section 1.5 hereof, the Cash Purchase Price shall be paid in cash (payable by wire transfer), by the Purchaser, on behalf of the Company, to the Administrative Agent for the ratable benefit of the Lenders, in accordance with the wiring instructions provided by the Administrative Agent and approved by the Company in writing.

     1.3 ALLOCATION OF PURCHASE PRICE. Purchaser and the Company hereby agree to allocate the Purchase Price among the Purchased Assets in accordance with
Section 1060 of the Code as of the Closing; provided, however, a portion of the Purchase Price payable hereunder, in an amount not to exceed $375,000, shall be allocated to the Non-Competition Agreements to be executed and delivered pursuant to Section 8.1(l). The allocation shall be substantially in the form attached hereto as Exhibit 1.3. The allocation attached hereto as Exhibit 1.3 shall be adjusted by the parties to reflect any changes in the net assets of the Company as set forth on the Final Closing Balance Sheet . The parties agree to file timely any information that may be required to be filed pursuant to the regulations promulgated under Section 1060(b) of the Code. The parties further agree that they shall report the federal, state, municipal and local and other tax consequences of the purchase and sale hereunder in a manner consistent with the allocation determined pursuant to this Section 1.3 and they shall not take any position inconsistent therewith in connection with any tax return, refund claim, litigation or otherwise.

     1.4  PURCHASE PRICE ADJUSTMENTS.

          (a)  Pre-Closing Purchase Price Adjustment.

               (i) On the date that is no more than three business days prior to the Closing, the Company shall deliver to the Purchaser an estimated balance sheet of the Company as of 11:59 p.m. of the day immediately preceding the Closing Date (the "Estimated Closing Balance Sheet"), which shall be prepared using accounting principles consistent with those used in prior periods, but which shall be adjusted to (i) eliminate any assets which are Excluded Assets and any liabilities which are not Assumed Liabilities, (ii) eliminate any prepaid expense to the extent that the rights of the Company under the contract to which the prepaid expense relates have not been assigned to the Purchaser, and (iii) eliminate any accruals for amounts due as a result of the delinquent payment of (or failure to pay) sales, use and payroll taxes, including but not limited to, any penalties, fines and interest. The allocation of the Purchase Price pursuant to Section 1.3 hereof shall not be used or in any way effect or cause an adjustment of the amounts otherwise set forth on the Estimated Closing Balance Sheet, the Closing Balance Sheet and the Final Closing Balance Sheet. Prior to the Closing, representatives of the Purchaser and the Company shall conduct a physical count and inspection of all inventory of the Company and the amount thereof (which shall be appropriately adjusted in the Closing Balance Sheet to reflect increases or decreases thereof between the date of such physical count and inspection and the Closing), determined in accordance with United States generally accepted accounting principles applied on a basis consistent with preceding years and throughout the periods involved ("GAAP"), shall be used in the preparation of the Estimated Closing Balance Sheet. The stockholders' equity reflected on the Estimated Closing Balance Sheet is referred to herein as the "Estimated Closing Stockholder's Equity". The difference between the Adjusted Current Assets and the Adjusted Current Liabilities as reflected on the Estimated Closing Balance
          Sheet  is  referred  to  herein  as  the  "Estimated  Closing  Working
          Capital".

               (ii) If:

                    (A) the Estimated Closing  Stockholder's Equity is less than
               $5,250,000 (the "Target Closing Stockholder's Equity"); and/or

                    (B) the  Estimated  Closing  Working  Capital  is less  than
               $2,500,000 (the "Target Closing Working Capital").

          then the Initial Purchase Price shall be reduced by an amount equal to the amount that would cause: (i) the Estimated Closing Stockholder's Equity to be equal to or


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          greater than the Target  Closing  Stockholder's  Equity,  and (ii) the
          Estimated Closing Working Capital to be equal to or greater than the Target Closing Working Capital.

          (b)  Post-Closing Purchase Price Adjustment.

               (i) As soon as practicable, but in no event later than 45 days following the Closing Date, the Company shall prepare, or cause to be prepared a balance sheet of the Company as of 11:59 p.m. of the day immediately preceding the Closing Date reviewed by the Company's Accountants, as hereinafter defined (the "Closing Balance Sheet") which shall be prepared in accordance with GAAP, but which shall be adjusted to (i) eliminate any assets which are Excluded Assets and any liabilities which are not Assumed Liabilities (ii) eliminate any prepaid expense to the extent that the rights of the Company under the contract to which the prepaid expense relates have not been assigned to the Purchaser, and (iii) eliminate any accruals for amounts due as a result of the delinquent payment of (or failure to pay) sales, use and payroll taxes, including but not limited to, any penalties, fines and interest.

               (ii) The Stockholder shall deliver a copy of the Closing Balance Sheet to the Purchaser promptly after it has been prepared. After receipt of the Closing Balance Sheet, the Purchaser and Purchaser's Accountants, as hereinafter defined, shall have 45 days to review the Closing Balance Sheet. Unless the Purchaser delivers written notice to the Stockholder on or prior to the 45th day after its receipt of the Closing Balance Sheet specifying in detail all disputed items and the basis therefore, the Purchaser shall be deemed to have accepted and agreed to the Closing Balance Sheet. If the Purchaser notifies the Stockholder in writing of its objection to the Closing Balance Sheet, the Stockholder and the Purchaser shall, within 45 days following such written notice (the "Resolution Period"), attempt to resolve their differences and any resolution by them (evidenced in writing) as to any disputed amounts shall be final, binding and conclusive on all parties hereto.

               (iii) If at the conclusion of the Resolution Period there remain amounts in dispute, then all amounts remaining in dispute shall be submitted to KPMG, LLP (the "Independent Accountant") within five Business Days after the expiration of the Resolution Period. The Stockholder and the Purchaser each agree to execute, if requested by the Independent Accountant, an engagement letter in form and substance reasonably satisfactory to the Stockholder and the Purchaser. All fees and expenses relating to the work, if any, to be performed by the Independent Accountant shall be borne equally by the Stockholder and the Purchaser. The Independent Accountant shall determine and resolve only those issues still in dispute. The Independent Accountant's determination shall be made within 30 days after the submission of the dispute to the Independent Accountant, shall be set forth in a written statement delivered to the Stockholder and the Purchaser and shall be final, binding and conclusive on all parties hereto. The Closing Balance Sheet finally determined pursuant to this Section 1.4(b), whether determined by agreement of the Purchaser and the Company (with or without dispute) and/or by decision of the Independent Accountant, is referred to herein as the "Final Closing Balance Sheet". The stockholders' equity reflected on the Final Closing Balance Sheet is referred to herein as the "Final Closing Stockholder's Equity". The difference between the Adjusted Current Assets and the Adjusted Current Liabilities as reflected on the Final Closing Balance Sheet is referred to herein as the "Final Closing Working Capital". The Final Closing Balance Sheet shall be final, binding and conclusive on the parties for the purpose of determining any payments required to be made pursuant to this Section 1.4(b).

               (iv) If:

                    (A) the Final Closing  Stockholder's Equity is less than the
               Target Closing Stockholder's Equity; and/or

                    (B) the  Final  Closing  Working  Capital  is less  than the
               Target Closing Working Capital

          then the Company  shall,  at the time and in the manner  specified  in
          Section 1.4(b)(v) hereof, pay to the Purchaser an amount equal to the amount that would cause: (i) the Final Closing Stockholder's Equity, plus the amount of any reductions based on the Estimated Closing Stockholder's Equity (pursuant to Section 1.4(a) hereof), to be equal to or greater than the Target Closing Stockholder's Equity, and (ii) the Final Closing Working Capital, plus the amount of any reductions based on the Estimated Closing Working Capital (pursuant to Section 1.4(a) hereof), to be equal to or greater than the Target Closing Working Capital (the "Post-Closing Purchase Price Reduction").

               (v) The Purchaser and the Company jointly shall notify the Purchase Price Escrow Agent and Indemnity Escrow Agent ("the Purchase Price Adjustment Notice"), in accordance with the terms and provisions of the Purchase Price Escrow Agreement and the Indemnity Escrow Agreement, respectively, of the Post-Closing Purchase Price Reduction, if any, or that there is not a Post-Closing Purchase Price Reduction, on or prior to the date that is five days after the date on which the Final Closing Balance Sheet has been accepted pursuant to Section 1.4(b)(ii) or determined pursuant to Section 1.4(b)(iii) (the "Determination Date"), which Purchase Price Reduction Notice shall:

                    (1) instruct the Purchase Price Escrow Agent (A) in the event there is a Post-Closing Purchase Price Reduction, to release and pay to the Purchaser the Post-Closing Purchase Price Reduction, if any, together with all interest earned thereon from the Closing Date to the date of distribution, from the Purchase Price Escrow Amount, and, upon payment of the such amount, to transfer to the Indemnity Escrow Agent from the Purchase Price Escrow Amount, if any remains, an amount equal to the lesser of the remaining amount of the Purchase Price Escrow Amount and $250,000 (such amount transferred is hereafter referred to as the "Transferred Balance Amount"), and after payment of such Transferred Balance Amount, to release and pay to the Administrative Agent, on behalf of the Company, the balance of the Purchase Price Escrow Amount, or (B) in the event that there is not a Post-Closing Purchase Price Reduction, to transfer to the Indemnity Escrow Agent from the Purchase Price Escrow Amount, an amount equal to $250,000 ("Transferred Amount") and, after transferring such Transferred Amount, to release and pay to the Administrative Agent, on behalf of the Company, the balance of the Purchase Price Escrow Amount, and

                    (2) instruct the Indemnity Escrow Agent, to (A) release and pay to the Purchaser, from the Indemnity Escrow Amount, the amount by which the Post-Closing Purchase Price Reduction, if any, exceeds the amount of the Purchase Price Escrow Amount available to be paid to the Purchaser by the Purchase Price Escrow Agent pursuant to clause (1) above (such excess amount hereafter referred to as the "Reduction Shortfall"), and (B) in the event there is not a Reduction Shortfall, to receive and hold the Transferred Balance Amount or Transferred Amount, as the case may be, in escrow as part of the Indemnity Escrow Amount pursuant to the terms of the Indemnity Escrow Agreement.

               (vi) Within ten (10) days following the receipt of the Purchase Price Reduction Notice, the Purchase Price Escrow Agent and the
          Indemnity Escrow Agent shall make such payments and release such portion of the Purchase Price Escrow Amount and Indemnity Escrow Amount, as the case may be, in accordance with the instructions set forth in the Purchase Price Reduction Notice.

     1.5 CLOSING. The closing of the transactions contemplated hereby (the "Closing") shall be held at 9:00 a.m., New York City time, on December 18, 2001 (the "Closing Date") at the offices of Herrick, Feinstein LLP in Newark, New Jersey. The date on which the Closing shall occur shall be referred to herein as the "Closing Date." At the Closing, the parties shall execute such lease assignments, bills of sale and instruments of assignment and assumption as are necessary to convey title to the Purchased Assets and to constitute assignment and assumption of the Assumed Liabilities, as more fully set forth in Section 8; and Purchaser shall pay and deliver the Closing Purchase Price in the following manner: (i) $ 1,000,000 of the Closing Purchase Price shall be payable in cash (the "Indemnity Escrow Amount") to First Union National Bank, a national banking association (the "Indemnity Escrow Agent"), which amount shall be held in escrow by the Indemnity Escrow Agent in accordance with the terms and provisions of the escrow agreement in the form annexed hereto as Exhibit 1.5-A (the "Indemnity Escrow Agreement"), (ii) $1,000,000 of the Closing Purchase Price shall be payable in cash (the "Purchase Price Escrow Amount") to First Union National Bank, a national banking association ("Purchase Price Escrow Agent"), which amount shall be held in escrow by the Purchase Price Escrow Agent in accordance with the terms and provisions of the escrow agreement in the form annexed hereto as Exhibit 1.5-B (the "Purchase Price Escrow Agreement"), (iii) the balance of all Indebtedness of the Company shall be paid to all creditors to whom such Indebtedness is owed, in accordance with the payoff statements to be delivered by the Company pursuant to Section 6.5 herein and (iv) the entire remaining balance of the Closing Purchase Price shall be payable in cash to the Administrative Agent for the ratable benefit of the Lenders, on behalf of the Company. Each party will cause to be prepared, executed and delivered all documents required to be delivered by such party pursuant to this Agreement and all other appropriate and customary documents as another party or its counsel may reasonably request for the purpose of consummating the transactions contemplated by this Agreement. All actions taken at the Closing shall be deemed to have been taken simultaneously as of the opening of business on the Closing Date.

2.   REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER AND THE COMPANY

     As inducement for the Purchaser to enter into this Agreement, the Company and the Stockholder, jointly and severally, represent and warrant to the Purchaser as follows:

     2.1 DUE ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite power and authority to carry on its business as it is now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction listed on Schedule 2.1, which jurisdictions are the only ones in which the conduct of the Company's business requires such qualification. True, complete and correct copies of the Articles of Incorporation and Bylaws (together, the "Charter Documents"), each as amended, of the Company are all attached to Schedule 2.1. The stock records of the Company, a copy of which is attached to Schedule 2.1, are correct and complete.

     2.2  AUTHORIZATION; CONSENTS.

          (a) This Agreement has been duly and validly executed and delivered by the Company and the Stockholder and constitutes the legal, valid and binding obligation of each of them enforceable in accordance with its terms, except that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws affecting the enforcement of creditors' rights and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

          (b) Except as set forth on Schedule 2.2, neither the execution and delivery by the Company and Stockholder of this Agreement, any Company

     Ancillary Documents or Stockholder Ancillary Documents nor the consummation by either of them of the transactions contemplated hereby or thereby will
     (A) violate, breach, be in conflict with, or constitute a default under, or permit the termination or the acceleration of maturity of, or result in the imposition of any Encumbrance upon any property or asset of the Company or Stockholder pursuant to (i) the Charter Documents of either of them or (ii) any note, bond, indenture, mortgage, deed of trust, evidence of indebtedness, loan or lease agreement, other agreement or instrument, judgment, order, injunction, or decree by which either the Company or Stockholder is bound, to which either is a party, or to which any of their respective material assets are subject; or (B) conflict with or violate any Legal Requirement for which the Company or the Stockholder is subject or bound.

          (c) Except as contemplated elsewhere herein and except as set forth in
     Schedule 2.2, neither the Company nor Stockholder is required to submit any notice, declaration, report or other filing or registration with any governmental or regulatory authority or instrumentality in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (d) Except as contemplated elsewhere herein and except as set forth in
     Schedule 2.2, no waiver, consent, approval or authorization of any governmental or regulatory authority or instrumentality or any third party is required to be obtained or made by the Company or the Stockholder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (e) The execution, delivery and performance by the Company of this Agreement and each Company Ancillary Document and the consummation by the Company of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary corporate action on the part of the Company, including the unanimous written consent of all the directors and shareholders of the Company. The Company has the full right, power and authority to execute, deliver and perform this Agreement and the Company Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Stockholder of this Agreement and each Stockholder Ancillary Document and the consummation by the Stockholder of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary corporate action on the part of the Stockholder, including the unanimous written consent of all the directors and shareholders of the Stockholder. The Stockholder has the full right, power and authority to execute, deliver and perform this Agreement and the Stockholder Ancillary Documents and to consummate the transactions contemplated hereby and thereby.

          (f) Each Company Ancillary Document to be executed by the Company, when executed and delivered, will be the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. Each Stockholder Ancillary Document to be executed and delivered by the Stockholder, when executed and delivered, will be the valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms. The business of the Company has been conducted directly and exclusively through the corporate entity of the Company and through no other entities whatsoever.

     2.3 CAPITAL STOCK OF THE COMPANY. The authorized capital stock of the Company is set forth on Schedule 2.3. The Shares are owned of record and beneficially by the Stockholder in the amounts set forth on Schedule 2.3, and constitute all of the outstanding Company Stock. All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the issuance of securities. None of such shares of Company Stock were issued in violation of any preemptive or subscription rights, rights of first refusal or similar rights of any person or any agreement or instrument to which the Company or the Stockholder is a party or is bound.

     2.4 SUBSIDIARIES. The Company has no subsidiaries or d/b/a names and has not conducted business under any other name except the legal name set forth on its Charter Documents. The Company does not own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or other business entity, and the Company is not, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

     2.5  HISTORICAL FINANCIAL INFORMATION.

          (a) Complete and correct copies of the following financial statements are attached as Schedule 2.5:

               (i) the unaudited balance sheet of the Company as of December 31, 1999 and related statements of operations, stockholder's equity and cash flows for the year then ended, together with any related notes and schedules (the "1999 Financial Statements");

               (ii) the unaudited balance sheet of the Company as of December 31, 2000 and the related statement of operations, stockholder's equity and cash flows for the year then ended, together with any related notes and schedules (the "2000 Financial Statements");

               (iii) the unaudited balance sheet of the Company as of September 30, 2001 and the related interim statements of operations and cash flows for the nine months then ended (the "Interim 2001 Financial Statements") (The 1999 Financial Statements, 2000 Financial Statements, the Interim Financial Statements to be delivered by the Stockholder pursuant to Section 4.7 and Interim 2001 Financial Statements are herein collectively called the "Company Financial Statements", and September 30, 2001 is herein called the "Most Recent Balance Sheet Date").

          (b) As promptly as practicable after the preparation thereof, the Company shall attach the Interim Financial Statements, as defined in
     Section 4.7, to Schedule 2.5.

          (c) The Company Financial Statements and the Interim Financial Statements (when attached to Schedule 2.5) have been prepared from the books and records of the Company in conformity with GAAP and present fairly the financial position, assets, liabilities and results of operations of the Company as of the dates of such statements and for the periods covered thereby. The books of account of the Company have been kept accurately in the ordinary course of business, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of the Company have been properly recorded therein in all material respects.

          (d) Except as set forth on Schedule 2.5(d), the Company does not have any Liabilities except: (i) those Liabilities set forth on the Interim 2001 Financial Statements and not heretofore paid or discharged (none of which Liabilities is in excess of the amount set forth thereon); and (ii) Liabilities of the same nature as those set forth on the Interim 2001 Financial Statements and reasonably incurred in the ordinary course of business, consistent with past practice, after the Most Recent Balance Sheet Date.

     2.6 PERMITS AND INTANGIBLES. The Company holds all licenses, franchises, permits, privileges, immunities, approvals, registrations and other governmental authorizations required in connection with the conduct of the Company's business and its ownership, leasing, operating and using of its assets. Schedule 2.6 sets forth a list, complete in all material respects, of the summary description of all such licenses, franchises, permits and other governmental authorizations (including trademarks, trade names, patents, patent applications, copyrights and similar intellectual property, but excluding the environmental permits and other environmental approvals listed on Schedule 2.7). The licenses, franchises, permits and other governmental authorizations listed on Schedules 2.6 and 2.7 are valid, subsisting and in full force and effect, and the Company has not received any notice that any Person intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. The Company has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the licenses, franchises, permits and other governmental authorizations listed on Schedules
2.6 and 2.7 and is not in violation of any of the foregoing. Except as specifically set forth on Schedule 2.6 or 2.7, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the Company by, any such licenses, franchises, permits or government authorizations, and each of the foregoing will continue to be legal, valid, binding and enforceable on identical terms following consummation of the transactions contemplated by this Agreement.

     2.7 ENVIRONMENTAL MATTERS. Except as described on Schedule 2.7, the Company has complied with and is in compliance in all respects with all federal, state, local and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to the Company or its properties, assets, operations and businesses relating to environmental protection (collectively "Environmental Laws") including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Wastes, Hazardous Materials and Hazardous Substances including petroleum and petroleum products (as such terms are defined in any applicable Environmental Law) and any other substances or conditions that may support a claim or cause of action against the Company under any Environmental Laws. Except as described on
Schedule 2.7, the Company has obtained and adhered to all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Wastes, Hazardous Materials and Hazardous Substances, a list of all of which permits and approvals is set forth on Schedule 2.7, and has reported to the appropriate authorities, to the extent required by all Environmental Laws, all past and present sites owned and operated by the Company where Hazardous Wastes, Hazardous Materials or Hazardous Substances have been treated, stored, disposed of or otherwise handled. Except as described on
Schedule 2.7, the Company is in compliance with all terms and conditions of such permits. There have been no releases (as defined in Environmental Laws) at, from, in or on any property owned or operated by the Company except as permitted by Environmental Laws. There is no on-site or off-site location to which the Company has transported or disposed of Hazardous Wastes, Hazardous Materials or Hazardous Substances or arranged for the transportation of Hazardous Wastes, Hazardous Materials or Hazardous Substances or which is the subject of any federal, state, local or foreign enforcement action or any other investigation which may lead to any claim against the Company or Purchaser for any clean-up cost, remedial work, damage to natural resources, property damage or personal injury, including, but not limited to, any claim under (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) the Resource Conservation and Recovery Act, (iii) the Hazardous Materials Transportation Act or (iv) comparable state or local statutes and regulations. The Company has no Liability in connection with any release of any Hazardous Waste, Hazardous Material or Hazardous Substance into the environment. To the knowledge of the Company and the Stockholder, there has been no release (as defined in Environmental Laws) and no threat of release at, on, under or from any nearby properties that has migrated or threatened to migrate onto or under the sites owned and operated by the Company or that would or could otherwise affect the Company's properties or assets. The sites owned and operated by the Company and the operations at such sites are not subject to any judicial or
administrative   proceeding,   order,  judgment,
decree or settlement, any investigation, alleging or addressing violation of any Environmental Laws. The Company is not presently, and has not been at any previous time hereto, the owner or operator of any site which: (i) has any past or present on-site generation, treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent; (ii) has any past or present landfill, storage tanks, underground or otherwise, or surface impoundment; (iii) has any PCBs, asbestos-containing material or ACMs, or urea-formaldehyde; and (iv) has any other polychlorinated byphenyls ("PCBs") used in hydraulic oils, electrical transformers or other equipment. The Company is not presently, and has not been at any time the owner or operator of any site which is or was listed or proposed for listing on the National Priorities List ("NPL") pursuant to CERCLA or on the Comprehensive Environmental Response, Compensation, and Liability Information System List (CERCLIS) or any similar state list of sites, and there is not any condition at such sites which, if known to a Governmental Body, would qualify such site for inclusion on any such federal or state list. The Company has not sent or directly arranged for the transport of any waste to any site listed on the NPL or proposed for listing on the NPL or to a site included on the CERCLIS list, or any similar list. No environmental approvals, clearances or consents are required under any Legal Requirement from any Governmental Body in order for the parties to this Agreement to consummate the transactions contemplated herein.

     2.8 PERSONAL PROPERTY. Schedule 2.8 sets forth a list of (i) all personal property included in "plant, property and equipment" or any similar category on the balance sheet of the Company, (ii) all other personal property owned by the Company with a fair market value in excess of $10,000 as of the Most Recent Balance Sheet Date or acquired since the Most Recent Balance Sheet Date and
(iii) all leases and agreements in respect of personal property. True, correct and complete copies of all of the documents listed on Schedule 2.8 have been delivered to Purchaser. Except as set forth and specifically described on
Schedule 2.8, (i) all personal property used by the Company in its business is either owned by the Company or leased by the Company pursuant to a lease included on Schedule 2.8, (ii) all of the personal property listed on Schedule
2.8 is in good structural and operating condition, ordinary wear and tear excepted, and (iii) all leases and agreements included on Schedule 2.8 are in full force and effect and constitute valid and binding agreements of the other parties (and their successors) thereto in accordance with their respective terms. Except as set forth on Schedule 2.8, the Company has, and will at the Closing convey to Purchaser, good and marketable title to the tangible and intangible personal property it purports to own, free and clear of all Encumbrances. All items of personal property owned or leased by the Company and their uses conform with all applicable Legal Requirements and no notice of any existing violation of any such matters relating to such items of personal property or their use has been received by the Company or the Stockholder. No Person other than the Company owns any items of personal property situated on any premises which the Company owns or leases, or which are utilized in, or necessary to, the operation of the Company's business, except for leased items disclosed on the Schedules hereto. The Company currently owns or leases all items of personal property necessary to conduct the operations of the Company's business as currently conducted.

     2.9 SIGNIFICANT CUSTOMERS; MATERIAL CONTRACTS AND COMMITMENTS.Schedule 2.9 sets forth a list of (i) all customers representing $250,000 or more of the Company's revenues for the year ended December 31, 2000 or for the year ending December 31, 2001 (together with the revenue amount for each such customer for such period or periods); any joint venture, partnership, or other arrangement involving a sharing of profits; (ii) any consignment, distributor, dealer, manufacturer's representative, sales agency, advertising representative, or public relations contract; (iii) any agreement limiting the Company's ability to engage in any business; (iv) any confidentiality agreement to which the Company is a party pursuant to which the Company is prohibited from disclosing any confidential information or pursuant to which another party is prohibited from disclosing confidential information; (v) any contract not made in the ordinary course of the Company's business; (vi) any commitments, leases, options, instruments and similar agreements to which the Company is a party or by which it or any of its properties are bound (including, but not limited to, contracts with customers, joint venture or partnership agreements, understandings with employees with respect to compensation, contracts with any labor organizations, strategic alliances and options to purchase land), whether oral or written, and
(vii) all other contracts or agreements to which the Company is a party or by which it or any of its properties are bound, whether oral or written, which provide for more than $5,000 in aggregate obligations of the Company. True, complete and correct copies of such written agreements have been provided to Purchaser. Except as described on Schedule 2.9, (i) none of the Company's customers identified on Schedule 2.9 have canceled or substantially reduced or, to the knowledge of the Company, are currently attempting or threatening to cancel a contract or substantially reduce utilization of the services provided by the Company, and (ii) the Company has complied with all commitments and obligations pertaining to it, and is not in default under any contracts or agreements listed on Schedule 2.9 and no notice of default under any such contract or agreement has been received. Except as set forth on Schedule 2.9, each customer order currently under production and being processed by the Company relates to a written purchase order from such customer and a complete and correct list of all such purchase orders currently under production is set forth on Schedule 2.9-A hereof. No such customer has alleged to the Company that its purchase order is not a duly authorized purchase order. Each of the contracts, commitments, leases, options, instruments and agreements set forth in
Schedule 2.9 and each other Schedule attached to this Agreement (collectively, the "Scheduled Agreements"), except as otherwise specifically set forth in the
Schedule in which such Scheduled Agreement is listed, constitutes a legal, valid and binding obligation of the Company, and is in full force and effect and is enforceable against the Company, in accordance with its terms. No other party to any Scheduled Agreement has alleged to the Company that such Scheduled Agreement to which it is a party is not a legal, valid or binding obligation of such party or that such Scheduled Agreement to which it is a party is not enforceable against such party. Except as set forth in Schedule 2.9, consummation of the transactions contemplated hereby will not cause a breach of or constitute a default (with or without the giving of notice or the lapse of time or both) under any of the Scheduled Agreements, result in the forfeiture or impairment of any rights thereunder, require the consent, approval or act of, or the making of any filing with, any other Person pursuant to the terms thereof (to the extent the absence of such consent or approval would constitute a breach or default, or require or result in the payment of any assignment or related fees or costs). No other party to any of such Scheduled Agreements has breached or defaulted thereunder and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice, or both, would constitute such a default or breach by any such other party thereto. The Company is not currently renegotiating any of the Scheduled Agreements except in the ordinary course of business or paying liquidated damages in lieu of performance thereunder. Complete and correct copies of each of the written Scheduled Agreements (including without limitation all amendments, supplements or other modifications thereto or waivers of right thereunder) have heretofore been delivered by the Company and the Stockholder to the Purchaser. Schedule 2.9 also includes a summary description of all plans or projects involving the opening of new operations, expansion of existing operations, the acquisition of any property, business assets (other than inventory) requiring, in any event, the payment individually of more than $5,000, or in the aggregate of more than $50,000, by the Company.

     2.10 REAL PROPERTY.

          (a) Schedule 2.10 sets forth a complete and accurate list and brief description of each lease or occupancy, possessory or similar agreement, as the same may have been amended or modified (showing the parties, annual rental, commencement date, expiration date, renewal and purchase options, if any, the improvements thereon, the uses being made thereof and the location of the real property covered by such lease or other agreements), under which the Company is lessee of, or holds or operates, any real property owned by any third party (the "Currently Leased Real Property"). There are no other leases, subleases, tenancies or other rights of occupancy or possession affecting such leases. The Company has, and will convey to Purchaser at Closing, the right to quiet enjoyment of all such Currently Leased Real Property for the full term of each such lease or similar agreement (and any renewal option related thereto), and the leasehold or other interest of the Company in such Currently Leased Real Property is not subject to or subordinate to any security interest, lien or mortgage except as expressly set forth in such lease and except for liens for taxes not yet due and payable as set forth on Schedule 2.10. Except as set forth on Schedule 2.10, the Company has no obligation to restore, modify, construct or otherwise alter the Currently Leased Real Property upon expiration of the lease term or at any other time.

          (b) Schedule 2.10 sets forth a list and brief description of each lease or similar agreement (showing the parties, date and term, uses made thereof by the Company or its predecessors and location) under which the Company or its predecessors previously was lessee of, or held or operated, any real property owned by any third party (the "Previously Leased Real Property") and set forth a list and brief description of any real property previously owned by the Company ("Previously Owned Real Property").

          (c) None of the Currently Leased Real Property is subject to, and neither the Company nor the Stockholder has received notice of, any pending or proposed reassessment, contest, protest, or other proceedings with respect to real property taxes. Neither the Company nor the Stockholder has taken any action to have real estate taxes that will be assessed against the Currently Leased Real Property adjusted or modified in any respect. There is no, and neither the Company nor the Stockholder has received notice of any, pending or proposed special assessment that affects, or may affect, the Currently Leased Real Property or any portion thereof. The Stockholder and the Company have delivered to the Purchaser true, correct and complete copies of (i) the leases, and all amendments, renewals and modifications thereof, relating to the Currently Leased Real Property, (ii) the real estate tax bills which any of them has in its possession issued for the three most recent years for which bills have been issued for all real estate Taxes, (iii) any and all notices which any of them has in its possession pertaining to real estate Taxes or assessments relating to the Currently Leased Real Property and (iv) all petitions for appeal which any of them has in its possession of any Taxes or assessments for said years.

          (d) The Company does not own any parcels of real property or hold any option or right to acquire any real property.

          (e) The current uses by the Company of, and existing structures located on, the Currently Leased Real Property are in compliance with all applicable zoning and other land use requirements. No Legal Requirements prohibit or interfere with the current use by the Company of any of the Currently Leased Real Property. The Company, to the extent required by any Legal Requirements, is in possession of all certificates of occupancy with respect to all of the Currently Leased Real Property issued by the appropriate municipal authorities. Valid certificates of occupancy for all Currently Leased Real Property which permit the current uses of the Currently Leased Real Property exist and continue in full force and effect. No government body having the power of eminent domain over the Currently Leased Real Property has commenced or, to the knowledge of the Company and Stockholder, intends to exercise the power of eminent domain or a similar power with respect to all or any part of the Currently Leased Real Property.

          (f) The improvements located on the Currently Leased Real Property are in good condition and are structurally sound, and all mechanical and other systems located therein are in an operating condition good for the use to which same are put by the Company in the current operation of the Company's business, subject to normal wear and tear. No condition exists requiring material repairs, alterations or corrections, and no maintenance or repair to the improvements or the mechanical or other systems located therein have been unreasonably deferred.

     2.11 INSURANCE. Schedule 2.11 sets forth a list of all insurance policies and binders maintained, owned or carried by the Company or under which the Company is insured. True, complete and correct copies of all insurance policies currently in effect, together with certificates of insurance showing such policies to be in effect, have been delivered to Purchaser. Such policies and binders are: (i) valid and enforceable and in full force and effect, (ii) are underwritten by financially sound and reputable insurers, (iii) are sufficient for all applicable requirements of law and provide insurance, including, without limitation, general liability insurance, property insurance and product liability insurance, in such amounts and against such risks as indicated as are customary with respect to businesses similarly situated to protect in all material respects to the properties, assets, business and operations of the Company prior to the Closing Date. Schedule 2.11 indicates the extent to which the product liability and personal injury insurance maintained by the Company provides coverage on an occurrence basis since the Company's commencement of operations. The Company has complied with each of the insurance policies and binders maintained, owned or carried by it and has not failed to give any notice or present any claim thereunder in a due and timely manner. Except as set forth on Schedule 2.11, there are no outstanding unpaid claims under any of such insurance policies or binders, and the Company has not received any notice of cancellation or non-renewal currently in effect of any such policy or binder. There is no inaccuracy in any application for such policies or binder. At no time in the five year period prior to the date hereof, has the Company been denied any insurance or indemnity bond coverage which it has requested or made any reduction in the scope or amount of its insurance coverage, or received notice from any of its insurance carriers that any insurance premiums will be materially increased or increased in an amount disproportionate to the amount of past increases with respect to such insurance or indemnity bond coverage (or with respect to similar insurance) in the future or that any insurance coverage so listed in such Schedule will not be available in the future on substantially the same terms as now in effect. In the five year period prior to the date hereof, no insurance carrier has canceled or reduced any insurance coverage for the Company or given any notice of its intention to cancel or reduce any such coverage. All premiums due and payable under any such insurance policies or binders have been duly paid. The Stockholder and the Company have delivered to the Purchaser correct and complete copies of the most recent inspection report, if any, received by the Stockholder or the Company from insurance underwriters as to the condition of any of its assets or properties. Schedule 2.11 sets forth
(i) the nature of any worker's compensation claims experienced by the Company in each of the years ended December 31, 1998, December 31, 1999, and December 31, 2000, all worker's compensation claims made during the year 2001 to the date hereof, and all worker's compensation claims that are open on the date hereof,
(ii) the amounts paid thereon to the date hereof, (iii) the current status of each, and (iv) for each such claim that is open, the amounts reserved therefore. No retrospective adjustment or incremental expense is pending or threatened by the Company's worker's compensation insurer.

     2.12 COMPENSATION; EMPLOYMENT AGREEMENTS; ORGANIZED LABOR MATTERS.

          (a) Schedule 2.12 sets forth a list, as of the date hereof, showing all officers, directors and key employees of the Company, listing all employment agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus, fringe benefits and other compensation, respectively) of each of such persons as of the dates set forth therein. True, complete and correct copies of any employment agreements for the persons listed on Schedule 2.12 and all other employment and other agreements of any nature containing any provision that could require the Company to make any payment to any person as a result of the transactions contemplated by this Agreement have been delivered to Purchaser. Schedule 2.12 sets forth a list of each employee of the Company who is currently on a leave of absence for any reason whatsoever (including, but not limited to, a leave pursuant to any short or long term disability plan, any workers' compensation award or order, military leave, the federal Family Medical Leave Act or any similar state statute or the federal Americans with Disabilities Act or any similar state statute), the date such employee's leave of absence began, the date when such employee is expected to return to work and the reason for the leave of absence. Since the Most Recent Balance Sheet Date, there have been no increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices. Schedule
     2.12 also sets forth all stay bonuses, agreements regarding continued compensation amounts, severance arrangements, change of control payments and similar arrangements in respect of employees of the Company, all of which payments and arrangements will remain the responsibility of the Stockholder rather than of the Company or Purchaser and shall not be included in the Assumed Liabilities hereunder. Except as set forth on
     Schedule 2.12, the Company has no policy, written or otherwise, regarding the payment of severance. Except as set forth on Schedule 2.12, (i) there are no loans or advances to employees of the Company or consultants which are due the Company, and (ii) the Company has no liability to any employee for reimbursement of travel or other expenses incurred by such employee, except to the extent such liability is included in the Most Recent Balance Sheet or reasonably incurred in the ordinary course of business thereafter. Neither the Company nor the Purchaser shall have any liability for severance payments with respect to those persons listed on Schedule 5.5.

          (b) Except as set forth on Schedule 2.12, (i) the Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any arrangement with any labor union, (ii) no employees of the Company are represented by any labor union or covered by any collective bargaining agreement, (iii) to the knowledge of the Company, no campaign to establish such representation is in progress and (iv) there is no pending or, to the Company's knowledge after due inquiry, threatened, labor dispute involving the Company and any group of its employees.

     2.13 EMPLOYEE BENEFIT PLANS.

          (a) Schedule 2.13 sets forth a schedule, complete in all material respects, showing all employee benefit plans of Company, including all agreements or arrangements (other than agreements or arrangements set forth on Schedule 2.12) containing "golden parachute" or other similar provisions, and deferred compensation agreements, together with true, complete and correct copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Most Recent Balance Sheet Date. Except for the employee benefit plans, if any, described on Schedule 2.13, the Company does not sponsor, maintain or contribute to any plan program, fund or arrangement that constitutes an "employee pension benefit plan," nor does the Company have any obligation to contribute to or accrue or pay any benefits under any deferred compensation or retirement funding arrangement on behalf of any employee or employees (such as, for example, and without limitation, any individual retirement account or annuity, any "excess benefit plan" (within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any non-qualified deferred compensation arrangement). For the purposes of this Agreement, the term "employee pension benefit plan" shall have the same meaning as is given that term in
     Section 3(2) of ERISA. The Company has not sponsored, maintained or contributed to any employee pension benefit plan and not required to contribute to any retirement plan pursuant to the provisions of any collective bargaining agreement establishing the terms and conditions of employment of any of the Company's employees.

          (b) Except as set forth in Schedule 2.13 above, the Company is not now, and cannot as a result of its past activities become, liable to the Pension Benefit Guaranty Corporation or to any multiemployer employee pension benefit plan under the provisions of Title IV of ERISA. All employee benefit plans listed on Schedule 2.13 and the administration thereof are in compliance with their terms and all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable federal, state and local statutes, ordinances and regulations. All contribution obligations of Company with respect to any plan listed on
     Schedule 2.13 have either been fulfilled in their entirety or are fully reflected on the balance sheet of the Company as of the Most Recent Balance Sheet Date. All plans listed on Schedule 2.13 that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") are, and have been so qualified and have been determined by the Internal Revenue Service to be so qualified. Except as disclosed on Schedule 2.13, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed, and the most recent copies thereof are included as part of Schedule 2.13. Neither the Stockholder nor the Company has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA. No plan listed in Schedule 2.13 has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(1) of ERISA; and the Company has not incurred any liability for excise tax or penalty due to the Internal Revenue Service or any liability to the Pension Benefit Guaranty Corporation. There have been no terminations, partial terminations or discontinuance of contributions to any such Qualified Plan intended to qualify under Section 401(a) of the Code without notice to and approval by the Internal Revenue Service; no plan listed in
     Schedule 2.13 subject to the provisions of Title IV of ERISA has been terminated; there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any such plan listed in
     Schedule 2.13; the Company has not incurred liability under Section 4062 of ERISA; and no circumstances exist pursuant to which the Company could have any direct or indirect liability whatsoever as at the Closing (including, but not limited to, any liability to any multiemployer plan or the PBGC under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty, or being subject to any statutory lien to secure payment of any such liability) with respect to any plan now or heretofore maintained or contributed to by any entity other than the Company that is, or at any time was, a member of a "controlled group" (as defined in Section 412(n)(6)(B) of the Code) that includes the Company.

     2.14 CONFORMITY WITH LAW; LITIGATION. Except as set forth on Schedule 2.14, there are no claims, actions, suits or proceedings, pending or, to the knowledge of the Stockholder, threatened against or affecting the Company, its assets or the prospects of the Business, at law or in equity, or before or by any Governmental Body. No notice of any claim, action, suit or proceeding, whether pending or threatened, has been received by the Company during the last five years and there is no basis therefor. The Company has conducted for the past five years and now conducts its business in compliance with all Legal Requirements applicable to the Company or its assets. No notice has been served on or communicated to the Company by any Person of any violation of any Legal Requirements.

     2.15 TAXES.

          (a) For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, unemployment, occupation, use, service, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States or any state, local or foreign government or subdivision or agency thereof (a "Taxing Authority"), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to or imposed with respect to any such taxes, charges, fees, levies or other assessments.

          (b) Each of the following statements is true and correct in all material respects. All Tax returns ("Returns") required to be filed with respect to any Tax for which the Company is liable have been duly and timely filed with the appropriate Taxing Authority, such Returns are complete and accurate and disclose all Taxes required to be paid for the periods covered thereby, each Tax shown to be payable on each such Return has been paid, each Tax payable by the Company by assessment has been timely paid in the amount assessed, and adequate reserves have been established on the books of the Company for all Taxes for which the Company is liable, but the payment of which is not yet due. The accruals for all Taxes due by the Company on the Interim 2001 Financial Statements are sufficient and the accruals for all Taxes due by the Company as of the Closing Date will be sufficient for all unpaid Taxes, whether or not disputed, in respect of its business and operations for the period then ended and all prior periods. The Company is not, and never has been, liable for any Tax payable by reason of the income or property of a Person other than the Company. The Company has timely filed true, correct and complete declarations of estimated Tax in each jurisdiction in which any such declaration is required to be filed by it. No Encumbrances for Taxes exist upon the assets of the Company except Encumbrances for Taxes which are not yet due. The Company is not and never has been, subject to Tax in any jurisdiction outside the United States. No litigation with respect to any Tax for which the Company is asserted to be liable is pending or, to the knowledge of the Company, threatened, and no basis which the Company or the Stockholder believes to be valid exists on which any claim for any such Tax can be asserted against the Company. There are no requests for rulings or determinations in respect of any Taxes pending between the Company and any Taxing Authority. No issues have been raised and remain pending by any Taxing Authority in connection with the examination of any Return of the Company. All deficiencies asserted and assessments made, if any, as a result of or in connection with any examination have been paid in full or are fully reflected as a liability in the Company Financial Statements. No extension of any period during which any Tax may be assessed or collected and for which the Company is or may be liable has been granted to any Taxing Authority. The Company is not and never has been party to any tax allocation or sharing agreement. All amounts required to be withheld by the Company and paid to governmental agencies for income, social security, unemployment insurance, sales, excise, use and other Taxes have been collected or withheld and paid to the proper Taxing Authority. The Company has made all deposits required by law to be made with respect to employees' withholding and other employment Taxes. Neither the Company nor the Stockholder is a "foreign person," as that term is referred to in Section 1445(f)(3) of the Code. The Company has not filed a consent pursuant to Section 341(f) of the Code or any comparable provision of any other tax statute and has not agreed to have
     Section 341(f)(2) of the Code or any comparable provision of any other Tax statute apply to any disposition of an asset. The Company has not made, is not obligated to make and is not a party to any agreement that could require it to make any payment that is not deductible under Section 280G of the Code. No asset of the Company is subject to any provision of applicable law which eliminates or reduces the allowance for depreciation or amortization in respect of that asset below the allowance generally available to an asset of its type. No accounting method changes of the Company exist or are proposed or threatened which could give rise to an adjustment under Section 481 of the Code.

     2.16 NO VIOLATIONS; ALL REQUIRED CONSENTS OBTAINED. The Company is not in violation of any of its Charter Documents. Neither the Company nor, to the knowledge of the Stockholder after due inquiry, any other party thereto is in default under any material lease, instrument, license, permit or agreement to which the Company is a party or by which its material properties are bound (the "Material Documents"). The execution of this Agreement by the Company and the Stockholder and the performance by the Company and the Stockholder of their obligations hereunder and the consummation of the transactions contemplated hereby will not result in any violation or breach or constitute a default under any of the terms or provisions of the Material Documents or the Charter Documents, and at and after the Closing Date, the Company will be entitled to the rights and benefits under the Material Documents to which the Company is entitled immediately prior to the Closing. None of the Material Documents requires notice to, or any consent or approval that has not been obtained of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect. Consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any material right or benefit. None of the Material Documents prohibits or restricts the Company from freely selling products or providing services to any other person in any material respect.

     2.17 ABSENCE OF CHANGES.

          (a) Except as set forth on Schedule 2.17, since December 31, 2000, there has been:

               (i) no material adverse change in the assets, properties, relationship with customers (including, but not limited to, the Company's relationship with Mary Kay Inc., with respect to the Company's production of the Thermo Form Lipstick Sampler), business, results of operations, liabilities, prospects or condition (financial or otherwise) of the Company or the Business (collectively, referred to herein as the "Business Condition"); and

               (ii) no damage, destruction, loss or claim (whether or not covered by insurance) or condemnation or other taking which adversely affects the Business Condition.

          (b) Except as set forth on Schedule 2.17, the Company has not experienced any shortage, cessation or interruption of materials, supplies, or other services required to conduct its business or operations.

          (c) Except as set forth in Schedule 2.17, since December 31, 2000, the Company has conducted its business only in the ordinary course and in conformity with past practice. Without limiting the generality of the foregoing, since December 31, 2000, the Company has not:

               (i) incurred any Liability or made any expenditure, other than such as may have been incurred or made in the ordinary course of business consistent with past practice, and other than capital expenditures set forth in clause (ii) of this subsection, or created, incurred, assumed or guaranteed any indebtedness for borrowed money or entered into any capitalized leases;

               (ii) had or made any capital expenditures or commitments for its business or equipment in excess of $5,000 individually or $25,000 in the aggregate;

               (iii) made or suffered any amendment or termination of any agreement to which it is or was a party, beneficiary or designee or by which it is or was bound, canceled, modified or waived any debts owed to or claims held by it (including the settlement of any claims or litigation), or waived any substantial right;

               (iv) sold, transferred, leased or otherwise disposed of or mortgaged, pledged or imposed or suffered to be imposed any Encumbrance on, any of its assets or properties, except for sales of inventory or other transactions in the ordinary course of business consistent with past practice;

               (v) (A) increased the compensation or bonuses, special compensation or fringe benefits of any kind of any of its officers, employees or agents over the rate being paid to them as of December 31, 2000, or (B) adopted, increased or amended any benefit under any insurance, pension, profit-sharing, bonus, incentive, deferred compensation, retirement, medical, hospital, disability, welfare or other employee benefit plan, payment or arrangement made to, for or with any such officer, employee or agent, or (C) amended, terminated or entered into any employment or consulting contract with any officer, employee or agent, or made any severance or termination or change of control payment to any of its officers or salaried employees or entered into any agreement to make any such payment;

               (vi) accelerated collection of its notes or accounts receivable generated prior to the date when such collection would have occurred in the ordinary course of its business in accordance with the terms of the respective invoices, or delayed payment of any account payable or other liability beyond its due date or the date when such liability would have been paid in the ordinary course of its business consistent with past practices;

               (vii) sold, assigned or transferred any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets, or disclosed any proprietary or confidential information to any Person other than the Purchaser;

               (viii) extended credit other than in the ordinary course of business consistent with past practice or permitted any change in its credit practices, its method of accounting or accounting practice, or its method of maintaining its books, accounts or business records;

               (ix) allowed the levels of materials, supplies, work in process, finished goods or other materials included in its inventory to vary in any material respect from levels customarily maintained by the Company;

               (x) declared, set aside or paid any dividend or made any other distributions to any shareholders (whether in cash, stock or other property);

               (xi) purchased, redeemed, called for purchase or redemption, or otherwise acquired any shares or any other securities or issued any securities;

               (xii) made any write-downs that, in the aggregate, exceed $10,000 or made any write-offs as uncollectible of any notes or accounts receivable that, in the aggregate, exceed $10,000;

               (xiii)  entered  into any  other  transaction  other  than in the ordinary course of business or any transaction (other than that involving purchases of inventory and supplies) which involve commitments for expenditures in excess of $10,000 in the aggregate; or

               (xiv) other than specifically contemplated by this Agreement, agreed or committed to do, or authorized or approved any action looking to do, any of the foregoing.

          (d) Since December 31, 2000, the Company has not:

               (i) merged, consolidated, liquidated or reorganized;

               (ii) amended any of its Charter Documents; or

               (iii) other than specifically contemplated by this Agreement, agreed or committed to do, or authorized or approved any action looking to do, any of the foregoing.

     2.18 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. Schedule 2.18 sets forth a schedule as of the date of this Agreement of: (i) the name of each financial institution in which the Company has accounts or safe deposit boxes, (ii) the names in which the accounts or boxes are held, (iii) the type of account and account number and (iv) the name of each person authorized to draw thereon or have access thereto. Schedule 2.18 sets forth the name of each person, corporation, firm or other entity holding any general or special power of attorney from the Company and a description of the terms of each such power.
Schedule 2.18 lists all credit cards under which any employee or officer of the Company may incur liability, and the persons holding such cards.

     2.19 COMPETING LINES OF BUSINESS; RELATED-PARTY TRANSACTIONS. Except as set forth on Schedule 2.19, neither the Stockholder nor any other affiliate of the Company owns, directly or indirectly, any interest in, or is an officer, director, employee or consultant of or otherwise receives remuneration from, any business which is a competitor, lessor, lessee, customer or supplier of the Company, except for ownership of less than 1% of the outstanding stock of any publicly traded company in which such person has no management or other similar position. Except as set forth on Schedule 2.19, neither the Stockholder nor any of its affiliates has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the Company's business. There have been no situations with respect to the Company which involved or involve (i) the use of any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity or to any of its customers or suppliers, (ii) the making of any direct or indirect unlawful payments to government officials or others from corporate funds or the establishment or maintenance of any unlawful or unrecorded funds, (iii) the violation of any of the provisions of The Foreign Corrupt Practices Act of 1977, or any rules or regulations promulgated thereunder, (iv) the receipt of any illegal discounts or rebates or any other violation of the antitrust laws or (v) any investigation with respect to any of the foregoing by any Governmental Body.

     2.20 INTELLECTUAL PROPERTY.

          (a) Schedule 2.20 contains a list and brief description of:

               (i) all United States and foreign patents and patent applications, all United States, state and foreign trademarks, service marks, trade names and copyrights for which registrations have been issued or applied for, and all other United States, state and foreign trademarks, service marks, trade names and copyrights owned or used by the Company or in which the Company holds any right, license or interest, showing in each case the product, device, process, service business or publication covered thereby, the registered or other owner, the registration or application date, as applicable, the expiration date and the number, if any;

               (ii) all agreements, contracts, licenses, commitments, assignments and indemnities relating or pertaining to any asset, property or right of the character described in the preceding clause
          (i) to which the Company is a party; and

               (iii) all licenses or agreements pertaining to mailing lists, know-how, trade secrets, inventions, disclosures or uses of ideas to which the Company is a party.

          (b) All patents owned, controlled or used by the Company are valid and in force, all fees with respect thereto have been fully paid, and all patent applications of the Company listed therein are in good standing and without challenge of any kind and at the Closing, the Company will own, and will convey to Purchaser, the entire rights, title and interest in and to such patents and patent applications free and clear of all Encumbrances. All of the registrations for trade names, trademarks, service marks and copyrights listed in Schedule 2.20, as being owned, controlled, or used by the Company are valid and in force, all fees with respect thereto have been fully paid and all applications for such registrations are in good standing without challenge of any kind, and the entire right, title and interest in and to each such trade name, trademark, service mark and copyright so listed as well as the registrations and application for registration therefore are owned and as of the Closing will be owned and transferred by the Company free and clear of all Encumbrances. Each of the listed trademarks is presently in use for the related goods and is not and has not in the past been abandoned. Correct and complete copies of all the patents and patent applications and of all of the trademarks, trade names, service marks and copyrights and registrations, applications or deposits therefore and all the licenses listed in Schedule 2.20 have heretofore been delivered by the Company to the Purchaser.

          (c) Except as provided on Schedule 2.20, the Company owns or has the perpetual royalty-free right to use all patents, trademarks, service marks, copyrights, trade names inventions, improvements, processes, formulae, trade secrets, mailing list, know-how and proprietary or confidential information used by it in conducting activities related to the Company's business. No infringement of any patent, patent right, trademark, or service mark, trade name or copyright or registration thereof has occurred from the operations of the Company's business and no claim or threat of any such infringement has been filed or otherwise made in respect of any of the foregoing. No proceedings are pending or threatened against the Company which challenges the validity or ownership of any trademark, trade name, service mark or copyright or the ownership of any other right or property described in Schedule 2.20, and there is no basis therefore.

          (d) The Company has good and marketable title to that computer software described as "Owned Software" on Schedule 2.20 hereto and shown to be owned by it on such Schedule (the "Owned Software"), free of all claims, including claims or rights of employees, agents, consultants or other parties involved in the development or creation of such computer software. The Company has the right and license to use that software described as "Licensed Software" on Schedule 2.20 hereto and shown to be licensed by it on such Schedule (the "Licensed Software") free and clear of any Encumbrances.

     Schedule 2.20 sets forth a list of all license fees, rents, royalties or other charges that the Company is required or obligated to pay with respect to Licensed Software. The Company is in full compliance with all provisions of any license, lease or other similar agreement pursuant to which it has rights to use the Licensed Software. None of the Licensed Software has been incorporated into or made a part of any Owned Software or any other
     Licensed Software and none of the Owned Software is dependent on any Licensed Software in order to freely operate in the manner in which it is intended. The Owned Software and Licensed Software constitute all software used in the Company's business (the "Software"). The Company has not received notice that it is infringing any intellectual property rights of any other person or entity with respect to the Software, and no other person or entity is infringing any intellectual property rights of the Company with respect to the Software which the Company leases or licenses to it. All of the Company's computer systems and programs, equipment and other computer/ software infrastructure or communications products, including, without limitation, embedded code, software, web site(s), local area networks, wide area networks or other types of networking operations, whether proprietary to or licensed from third parties, are sufficient to enable the Company to: (i) meet all of the Company's obligations and duties to third parties existing as of the Closing Date, and (ii) support all of its internal operations as they exist as of the Closing Date. Schedule 2.20 includes a brief description of the purpose and use of each item of Software.

          (e) The Company has taken all reasonably necessary and desirable action to maintain and protect each item of intellectual property that it owns or uses.

     2.21 ACCOUNTS RECEIVABLE.

          (a) Schedule 2.21 sets forth a true, correct and complete list as of a date not more than five days prior to the date hereof, of the accounts and notes receivable of the Company. Schedule 2.21 includes an aging of all such accounts and notes receivable showing amounts due in 30-day aging categories, based upon the date of shipment. On the Closing Date, the Company shall deliver to the Purchaser a true, complete and correct list of all accounts and notes receivable, including an aging in 30-day categories, based upon the date of shipment, as of a date not more than five days prior to the Closing Date, which shall be attached to Schedule 2.21.

          (b) Except as set forth on Schedule 2.21, such accounts and notes receivable of the Company are valid and genuine; have arisen solely out of bona fide sales, performance of services and other business transactions in the ordinary course of business consistent with past practice; are not subject to set-offs or counterclaims or any valid defenses; and are collectible in the ordinary course of business at the full recorded amount thereof less the allowance for collection losses recorded on the Company's books. Such recorded allowances for collection losses on the Company's books have been determined in accordance with GAAP consistent with past practice. Since December 31, 2000, (i) no event has occurred that would require an increase in the aggregate reserve of the Company for uncollectible accounts receivable and (ii) there has been no adverse change in the composition of such accounts receivable in terms of aging.

     2.22 INVENTORY.

          (a) Except as set forth in Schedule 2.22, all of the inventory owned by the Company is in good and merchantable condition and, except as sold or purchased in the ordinary course of business since the Most Recent Balance Sheet Date, is reflected in the Interim 2001 Financial Statements in accordance with GAAP and is reflected in the books and records of the Company at the lower of cost or market value. The reserve for inventory obsolescence on the Company's books is adequate and has been determined in accordance with GAAP consistent with past practice. The Company's inventories are, and as of the Closing Date will be, commercially usable, merchantable and fit for the purposes intended and will be of the kind, quality and quantity regularly and currently used in the Company's business.

          (b) There are no material claims for return of merchandise of the Company by reason of alleged overshipments, defective merchandise, or otherwise.

          (c) All of the inventory owned by the Company and other goods stored by it pending shipment or delivery are held at the locations set forth on
     Schedule 2.22. No inventory is held on consignment by or for the Company, and the Company is not otherwise under any liability or obligation with respect to the return of inventory in the possession of wholesalers, retailers or other customers.

     2.23 PRODUCT LIABILITY CLAIMS; PRODUCT WARRANTIES. Schedule 2.23 sets forth all product liability claims pending or, to the knowledge of the Company, threatened against the Company and all product liability claims paid by or on behalf of the Company for the three year period prior to the Closing Date. Except as set forth on Schedule 2.23, the Company has not given or offered any warranty covering any products sold or distributed by it, and the Company has not extended to its customers any indemnification or guarantees.

     2.24 BOOKS AND RECORDS. The books and records of the Company have been maintained in accordance with good business practices and applicable legal, regulatory and accounting requirements, reasonably enabling the Company to prepare its financial statements in accordance with GAAP, reflect only valid transactions and are complete and correct in all material respects.

     2.25 CONDITIONS AFFECTING THE COMPANY; FULL DISCLOSURE. There are no other conditions with respect to the Company's products, services, customers, properties, personnel or suppliers which are known to the Company or the Stockholder which would materially adversely affect the Company's Business, operations, assets, properties, prospects or conditions (financial or otherwise), except such conditions as the Company and Stockholder have fully disclosed in the Schedules to this Agreement. Neither the Company nor the Stockholder is aware of any facts pertaining to the Company or the Company's Business which materially adversely affect or which would be expected to materially adversely affect the Company or the Company's business and which have not been disclosed in this Agreement or the Schedules attached to this Agreement. No representation or warranty of the Company or the Stockholder in this Agreement, any Company Ancillary Documents or Stockholder Ancillary Documents, nor any written statement or certificate furnished or to be furnished to the Purchaser pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain when made, given or furnished any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     2.26 ACCOUNTS PAYABLE AND ACCRUED EXPENSES. Schedule 2.26 sets forth (i) a true, correct and complete list as of a date not more than five days prior to the date hereof, of the accounts and notes payable of the Company and (ii) a true, correct and complete list, as of the date hereof, of all accrued expenses and accrued liabilities of the Company. Schedule 2.26 includes an aging of all such accounts and notes payable showing amounts due in 30-day aging categories, based upon the invoice date. On the Closing Date, the Company shall deliver to the Purchaser a true, complete and correct list of all accounts and notes payable, including an aging in 30-day categories, based upon the invoice date, as of a date not more than five days prior to the Closing Date, which shall be attached to Schedule 2.26.

     2.27 FINDERS AND BROKERS. Other than through Veronis, Suhler & Associates LLC (the fees and expenses of which shall be paid by the Stockholder), all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Stockholder and the Company directly with the Purchaser. No Person other than Veronis, Suhler & Associates LLC has, as a result of any agreement or action of the Company or the Stockholder, any valid claim against any of the parties hereto for a brokerage commission, finder's fee or other like payment.

3.   REPRESENTATIONS OF THE PURCHASER

     As inducement for the Stockholder to enter into this Agreement, the Purchaser represents and warrants to the Stockholder as follows:

     3.1 DUE ORGANIZATION.Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Purchaser has the requisite power and authority to carry on its business as it is now being conducted.

     3.2  AUTHORIZATION.

          (a) This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser enforceable in accordance with its terms, except that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws affecting the enforcement of creditors' rights and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

          (b) Except as set forth on Schedule 3.2, neither the execution and delivery by the Purchaser of this Agreement nor the consummation by it of the transactions contemplated hereby will materially violate, breach, be in conflict with, or constitute a material default under, or permit the termination or the acceleration of maturity of, or result in the imposition of any Encumbrance upon any property or asset of Purchaser pursuant to (i) its certificate of incorporation or bylaws or (ii) any note, bond, indenture, mortgage, deed of trust, evidence of indebtedness, loan or lease agreement, other material agreement or instrument, judgment, order, injunction, or decree by which the Purchaser is bound, to which it is a party, or to which its material assets are subject.

          (c) Except as contemplated elsewhere herein and except as set forth in
     Schedule 3.2, Purchaser is not required to submit any notice, declaration, report or other filing or registration with any governmental or regulatory authority or instrumentality in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (d) Except as contemplated elsewhere herein and except as set forth in
     Schedule 3.2, no waiver, consent, approval or authorization of any governmental or regulatory authority or instrumentality or any third party is required to be obtained or made by the Purchaser in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     3.3 PURCHASER FINANCIAL RESOURCES. Set forth as Exhibit 3.3 hereto is a true, correct and complete copy of the commitment letter from the Purchaser's lender, reflecting the Purchaser's proposed financing necessary to pay the entire purchase price specified herein.

     3.4 FINDERS AND BROKERS.Except for Credit Suisse First Boston ("CSFB") and William J. Fox, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Purchaser in connection with the transactions contemplated by this Agreement, and no Person is entitled to any fee or commission or like payment in respect thereof. All fees payable to CSFB and William J. Fox as a result of the transactions contemplated by this Agreement shall be paid by the Purchaser.

4.   CERTAIN COVENANTS AND AGREEMENTS

     The Company and the Stockholder, jointly and severally, covenant and agree that, from and after the execution and delivery of this Agreement to and including the Closing Date (and thereafter as reflected below), they shall cause the Company to comply with the covenants set forth below, and the Purchaser covenants and agrees that it shall similarly comply with said covenants to the extent applicable to it.

     4.1 ACCESS. Upon reasonable notice, the Company and the Stockholder will give to Purchaser and its counsel, accountants and other authorized representatives, full access during reasonable business hours to all of the properties, books, contracts, documents and records of the Company and shall furnish Purchaser with all such information concerning its affairs, including financial statements and personnel files, reviews and evaluations, as the Purchaser may reasonably request in order that Purchaser may have full opportunity to make such reasonable investigations as it shall desire for the purpose of verifying the performance of and compliance with the representations, warranties, covenants and the conditions contained herein or for other purposes reasonably related to the transactions contemplated hereby. The Company and the Stockholder will take all action necessary to enable Purchaser, its counsel, accountants and other representatives to discuss the affairs, properties, business, operations and records of the Company at such times and as often as Purchaser may reasonably request with executives, independent accountants and counsel of the Company and the Stockholder. No such investigation or inquiry shall in any way limit the representations and warranties of the Company and the Stockholder hereunder or the obligations of the Company and the Stockholder pursuant to Article 10 hereof.

     4.2 REASONABLE EFFORTS. The Company, the Stockholder and Purchaser shall take all reasonable actions necessary to consummate the transactions contemplated by this Agreement and will use all necessary and reasonable means at their disposal to obtain all necessary consents and approvals of other Persons and Governmental Bodies required to enable it to consummate the transactions contemplated by this Agreement. The Purchaser shall further take all commercially reasonable actions to cause the financing described in Section
3.3 to be consummated in accordance with the terms contemplated thereby.

     4.3 PUBLIC ANNOUNCEMENTS;CONFIDENTIALITY. All notices to third parties and other publicity relating to the transactions contemplated by this Agreement shall be jointly planned and agreed to by the Stockholder and Purchaser, and no party shall issue any press release or make any public statement with respect to the transactions contemplated by this Agreement without the consent of the other parties hereto. In addition, each of the parties covenants that it will hold in strict confidence the terms and conditions of this Agreement and not disclose any of such information to third parties, except, (i) Purchaser may disclose such information to lenders providing financing to Purchaser for purposes of consummating the transactions contemplated hereby, (ii) Stockholder and the Company may disclose such information to the Administrative Agent and the Lenders for purposes of evaluating the transactions contemplated hereby, (iii) Purchaser may disclose such information to the Securities and Exchange Commission ("SEC") in connection with required filings to be made to the SEC by the

Purchaser, its parent or any affiliates of Purchaser, and (iv) any party, after notice and consultation with the other parties hereto, may disclose such information to Governmental Bodies to the extent required by applicable law.

     4.4 ORDINARY COURSE OF BUSINESS. Except as contemplated by this Agreement, during the period from the execution and delivery of this Agreement through the Closing Date, the Company shall (i) conduct its operations in the ordinary course of business consistent with past and current practices, (ii) use commercially reasonable efforts to maintain and preserve intact its goodwill and business relationships, (iii) keep and maintain its assets and properties in substantially the same operating condition and repair (normal wear and tear excepted) as currently maintained, (iv) continue all existing policies of insurance in full force and effect and at least at such levels as are in effect on the date hereof, and (v) not take any action referred to in Section 2.17(c) or 2.17(d).

     4.5 NO SHOPPING. From the date hereof through and until the earlier of termination of this Agreement in accordance with Article 12 or Closing, neither the Stockholder nor the Company nor any of their affiliates, employees, officers, directors, agents or advisors shall, directly or indirectly, (a) solicit, initiate or encourage any inquiries, proposals or offers from any third party relating to any acquisition of the Company, its assets or the Shares, or
(b) with respect to any effort or attempt by any third party to do or seek any of the foregoing, (i) participate in any discussions or negotiations, (ii) furnish to any third party any information with respect to, or afford access to the properties, books or records of or relating to, the Company, or (iii) otherwise cooperate in any way with, or assist or participate in, or facilitate or encourage any such effort. The Company and the Stockholder will take such action as may be necessary to, immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing, and the Company and the Stockholder shall notify the Purchaser promptly if any such proposal or offer, or any inquiry or other contract with any Person with respect thereto, is made and shall, in any such notice to the Purchaser, indicate in detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contract. The Stockholder and the Company agree not to, without the prior written consent of the Purchaser, release any Person from or waive any provision of, any confidentiality or standstill agreement to which the Company is a party.

     4.6 PRESERVE ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the parties hereto shall refrain from taking any action that would render any representation or warranty contained in Article 2 or Article 3 of this Agreement inaccurate as of the Closing Date. Each party hereto will promptly notify each other of any action, suit or proceeding that shall be instituted or threatened against it, including without limitation any such action, suit or proceeding seeking to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. Each party hereto shall promptly notify each other upon becoming aware of any facts or circumstances that cause or are reasonably likely to cause any of such parties' representations and warranties contained herein or relating to any matters required to be set forth in any Schedule hereto to be untrue.

     4.7 INTERIM FINANCIAL STATEMENTS.The Company shall promptly deliver to the Purchaser copies of monthly, quarterly and annual financial statements that will be prepared by or on behalf of the Company during the period from the date hereof through the Closing Date (collectively, "Interim Financial Statements", and each individually, an "Interim Financial Statement"). Each such Interim Financial Statement shall fairly present the financial position and results of operations of the Company as at the dates and for the periods indicated, shall be prepared on a basis consistent and in accordance with the basis upon which the Company Financial Statements were prepared.

     4.8 STATE TAX CLEARANCE LAWS. The Company agrees to comply with the provisions of any applicable Delaware tax clearance law and any similar laws of the State of Maryland prior to the Closing Date. The Company hereby agrees to place in escrow, from the Purchase Price, if required by the taxing authorities of any such states, the amount the taxing authorities so require, which escrow shall be released to the Administrative Agent on behalf of the Company upon authorization from and as directed by such taxing authorities.

     4.9 CLOSING DATE PURCHASE ORDER SCHEDULE.Immediately prior to Closing, the Company shall deliver to Purchaser an updated Schedule 2.9-A hereof which shall reflect those items contained on Schedule 2.9-A as of the date hereof, except for those purchase orders which have been paid since the date hereof and additional open purchase orders entered into in the ordinary course of business. Such updated schedule is referred to herein as the "Closing Date Purchase Order Schedule" and on the Closing Date shall be attached hereto as Schedule 4.9.

5.   OTHER COVENANTS AND AGREEMENTS

     The Stockholder, the Company and the Purchaser hereto covenant and agree as follows:

     5.1  TAX MATTERS.

          (a) The Company shall timely pay all transfer, documentary, sales, stamp and other Taxes and fees arising from or relating to the sale of the Purchased Assets contemplated by this Agreement, and the Company shall, at its own expense, file all necessary Returns and other documentation with respect to all such transfer, documentary, sales, stamp and other Taxes and fees relating to such sale of the Purchased Assets or otherwise relating to periods ending prior to or on the Closing Date. If required by applicable law, the Purchaser will join in the execution of any such Returns and other documentation.

     5.2 CONFIDENTIAL NATURE OF OBLIGATIONS. The Purchaser, on the one hand, and the Company and Stockholder, on the other hand, agree that they will treat in confidence all documents, materials and other information which it or they shall have obtained regarding the other during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents, and, in the event the transactions contemplated hereby shall not be consummated, each party will return to the other all copies of nonpublic documents and materials which have been furnished in connection therewith. The obligation of the Purchaser, on the one hand, and the Company and Stockholder, on the other hand, to treat such documents, materials and other information in confidence shall not apply to any information which (i) such party can demonstrate was lawfully in its possession prior to the disclosure thereof by the other party, (ii) is known to the public and did not become so known through any violation of a legal obligation, (iii) became known to the public through no fault of such party or
(iv) is later lawfully acquired by such party from other sources. In the event of the actual or threatened breach by any party of any of the provisions of this
Section 5.2, the other party may, in addition and supplementary to any other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance, injunctive or other relief in order to enforce or prevent any violation of the provisions hereof. A party agrees not to raise the defense of an adequate remedy at law in any such proceeding.

     5.3 ENVIRONMENTAL MATTERS. The Stockholder and the Company shall provide the Purchaser and their authorized representatives with access upon reasonable advance notice to all real property owned, leased or used by the Company for the purpose of performing a Phase I (or less extensive) environmental assessment thereon. In the event such Phase I (or less extensive) assessment provides a reasonable basis for concluding further testing is warranted to determine the nature and scope of any Liability, the Stockholder and the Company shall permit the Purchaser and its authorized representatives to conduct follow-up inspections as they may reasonably require (including, without limitation, any air, water, soil, or other environmental testing and monitoring deemed necessary by them). The Purchaser agrees that it will not disclose, and will cause its authorized representatives not to disclose, to any Person for any purpose whatsoever except to authorized representatives of the Purchaser, lenders providing financing to the Purchaser for the transactions contemplated herein, and Persons for whom the Purchaser has received written consent from the Stockholder to disclose such information, and as required by any Legal Requirement. In the event this Agreement is terminated in accordance with
Article 12, the Purchaser agrees to repair and/or restore any damage or other alteration to such real estate caused by the Purchaser's environmental assessment thereof.

     5.4 MAINTENANCE OF BOOKS AND RECORDS. Each of the parties hereto shall preserve until the sixth anniversary of the Closing Date all records possessed or to be possessed by such party relating to the business of the Company prior to the date hereof. After the Closing Date, any party having legitimate need for such access shall, upon prior reasonable request specifying such need, be provided with access during regular business hours to (i) the officers and employees of such party, and (ii) the books of account and records of such party, but, in each such case, only to the extent relating to the business of the Company prior to the Closing Date; provided, however, that the foregoing right of access shall not be exercised in a manner interfering unreasonably with the normal operations and business of the party required to afford such access.

     5.5 TRANSFERRED EMPLOYEES. The Company will terminate all of its employees (except for those Persons listed on Schedule 5.5 hereto) including, upon their return from leave, those employees on short-or long-term disability, family leave or any other authorized leave of absence, immediately prior to the Closing ("Terminated Employees"). The Purchaser will offer employment, immediately after the Closing, to all Terminated Employees, upon terms and conditions acceptable to Purchaser, including but not limited to a requirement that any new employee of the Purchaser agree to be subject to the terms of employment set forth in the Purchaser's employee handbook and agrees to execute a confidentiality and non-disclosure agreement in favor of Purchaser. Those Terminated Employees that accept Purchaser's offer of employment shall be collectively referred to herein as the "Transferred Employees." In connection with the employment of the Transferred Employees, the Purchaser will (i) assume all employee liabilities accrued on the Closing Balance Sheet in respect of such Transferred Employees for payroll, payroll taxes and employee vacation benefits, and (ii) be responsible for any liability for severance benefits under the Purchaser's severance policy, if any, which may become due to Transferred Employees whose employment by Purchaser is terminated after the Closing Date by the Purchaser. For purposes only of calculating severance payments which may become due with respect to a Transferred Employee, a Transferred Employee's length of employment by Purchaser shall be deemed to include such Transferred Employee's length of employment by the Company. Notwithstanding the foregoing, nothing in this
Section 5.5 is intended to obligate the Purchaser to continue the employment of any Transferred Employee for any period following the Closing, to restrict in any way the Purchaser's rights to modify the terms and conditions of any Transferred Employee's employment or to bestow upon any Transferred Employee any rights as a third party beneficiary hereof.

     5.6 COMPANY'S LEGAL NAME. Effective as of the Closing, the Company will change its legal name to a name which does not include "Color Prelude" or similar phrases utilized in the operation of the Business.

     5.7 NON-COMPETITION. Each of the Company and Stockholder hereby agrees that, for a period commencing on the date hereof and ending on the fifth anniversary date of this Agreement, it will not, directly or indirectly, own, operate, manage or make an investment or accept an ownership interest in, any entity that is engaged in the Business anywhere in the continental United States. Each of the Company and Stockholder agrees and acknowledges that a violation by it of the covenant contained herein may cause irreparable damage to Purchaser and that Purchaser may have no adequate remedy at law for such violation. Accordingly, each of the Company and Stockholder agrees that Purchaser's right to injunctive relief shall be cumulative and in addition to whatever remedies it may have at law. Each of the Company and Stockholder further recognizes and agrees that (i) this covenant is necessary and essential to protect the business of Purchaser and to realize and derive all of the benefits, rights and expectations of acquiring the Business, (ii) that the area and duration of the covenants herein are in all things reasonable, and (iii) that good and valuable consideration exists for the Company and Stockholder being bound by such covenants.

     5.8 COMPANY'S EMPLOYEES TERMINATED. The Company agrees that it shall be solely responsible and liable for compliance with all federal, state and local laws that may govern the termination of the Company's employees, including but not limited to compliance with the Worker Adjustment and Retraining Notification Act ("WARN Act") and notice and continuation coverage rights as may be required under Section 4980B of the Internal Revenue Code of 1986, as amended ("COBRA").

     5.9 AUDIT OF COMPANY'S FINANCIAL STATEMENTS. The Company and the Stockholder agree that they shall use their reasonable best efforts to provide assistance and information, when requested, in connection with the audit by the Purchaser of the Company's financial statements for the years ended December 31, 2000 and December 31, 2001, so as to enable the Purchaser, its parent, and any affiliates of the Purchaser to timely file such financial statements with the SEC in accordance with SEC requirements.


6.   CONDITIONS TO PURCHASER'S CLOSING

     The obligations of Purchaser to consummate the transactions contemplated under this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions, it being understood that Purchaser may, in its sole discretion, waive any or all of such conditions in whole or in part (provided, however, that no such waiver shall constitute a waiver by the Purchaser of any of its rights or remedies at law or in equity if the Stockholder or the Company shall be in violation of any of their respective representations, warranties, covenants, agreements or obligations under this Agreement):

     6.1 REPRESENTATIONS, ETC. The Company and the Stockholder shall have performed the covenants and agreements contained in this Agreement and the Stockholder Ancillary Documents and the Company Ancillary Documents that are to be performed by each of them at or prior to the Closing, and the representations and warranties of the Company and the Stockholder contained in this Agreement shall be true and correct in all respects on and as of the Closing Date with the same effect as though made at such time (except as contemplated or permitted by this Agreement).

     6.2 CONSENTS. All consents and approvals of Governmental Bodies and from any other Persons required to (i) consummate the transactions contemplated by this Agreement, including those Persons referenced on Schedule 2.2, and (ii) transfer and assign to the Purchaser all Permits, including those referenced on
Schedule 2.6, shall have been obtained without cost (other than normal legal and out of pocket expenses incident to processing such consents and approvals) or other adverse consequence to Purchaser and shall be in full force and effect.

     6.3 NO ADVERSE LITIGATION. No order or preliminary or permanent injunction shall have been entered, no Legal Requirement or Order shall have been enacted, issued, promulgated or enforced, and no action, suit, investigation or other legal or administrative proceeding by any court or Governmental Body, agency or other Person shall be pending or threatened on the Closing Date which may have the effect of (i) making any of the transactions contemplated hereby illegal,
(ii) materially adversely affecting the value of the assets or business of the Company or (iii) making Purchaser or the Company liable for the payment of damages to any Person.

     6.4 INTERCOMPANY ACCOUNT. As of the Closing, (i) neither the Company nor the Stockholder (or any of its affiliates) shall be liable to the other in respect of money borrowed, funds advanced or similar obligations, except for any reimbursement obligation of the Stockholder to the Company in respect of amounts paid by the Company under the Guaranty, and (ii) any management agreement or similar relationship between the Stockholder or its affiliates and the Company shall have been terminated.

     6.5 INDEBTEDNESS.As of the Closing, the Company shall use a portion of the Purchase Price to retire in full all of the Company's Indebtedness, except for the Company's Indebtedness under the Guaranty which shall be partially repaid. As used herein, "Indebtedness" shall mean (i) all indebtedness of the Company for borrowed money, whether current or funded, or secured or unsecured, (ii) all indebtedness of the Company for the deferred purchase price of property or services represented by a note or other security, (iii) all indebtedness of the Company created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all indebtedness of the Company secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (v) all obligations under leases which shall have been or must be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such person is liable as lessee, (vi) any liability of the Company in respect of banker's acceptances or letters of credit, (vii) any liability of the Company in respect of dividends payable and (viii) all indebtedness referred to in the preceding clauses which is directly or indirectly guaranteed by the Company or which the Company has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss. On or prior to the Closing Date, the Company shall have delivered to Purchaser evidence in form satisfactory to Purchaser, of
(i) the payment of a portion of the obligations of the Company under the Guaranty and the full payment of all other Indebtedness of the Company, which, in each case, shall include, but not be limited to, a payoff statement from each creditor to whom such Indebtedness has been repaid indicating the amount to be paid in satisfaction of the Indebtedness due such creditor, and (ii) the release and discharge of record of any Encumbrance on the Purchased Assets, including, without limitation, any liens on the Purchased Assets which secure the Guaranty. Any such release shall be evidenced by a release agreement and such other documents as shall be reasonably necessary to discharge the Encumbrances, all in form and substance reasonably satisfactory to the Purchaser, including one or more termination statements on Form UCC-3, each of which shall be executed by the secured party releasing such Encumbrance on or prior to the Closing Date.

     6.6  CORPORATE ACTION.

          (a) The Company shall have delivered to the Purchaser a Certificate of the Secretary of the Company: (i) attaching a true and complete copy of the Company's Charter Documents, as amended to the date hereof; (ii) attaching a Certificate of Good Standing of the Company issued by the Secretary of State of Delaware, dated within a reasonable date prior to Closing, (iii) attaching a unanimous consent of all of the stockholders and members of the Board of Directors of the Company in connection with the authorization and approval of the execution, delivery and performance by the Company of this Agreement and the Company Ancillary Documents; and (iv) setting forth the incumbency of the officers of the Company who have executed and delivered this Agreement and each other document executed on the date hereof, including therein a signature specimen of each such officer or officers, in the form of Exhibit 6.6-A attached hereto.

          (b) The Stockholder shall have delivered to the Purchaser a Certificate of the Secretary of the Stockholder: (i) attaching a true and complete copy of the Stockholder's Charter Documents, as amended to the date hereof; (ii) attaching a Certificate of Good Standing of the Stockholder issued by the Secretary of State of Delaware, dated within a reasonable date prior to Closing, (iii) attaching a unanimous consent of all of the stockholders and members of the Board of Directors of the Stockholder in connection with the authorization and approval of the execution, delivery and performance by the Stockholder of this Agreement and the Stockholder Ancillary Documents; and (iv) setting forth the incumbency of the officers of the Stockholder who have executed and delivered this Agreement and each other document executed on the date hereof, including therein a signature specimen of each such officer or officers, in the form of Exhibit 6.6-B attached hereto.

     6.7  INTENTIONALLY OMITTED.

     6.8 OPINION OF COUNSEL. The Purchaser shall have received a legal opinion of Hallett & Perrin, P.C., counsel to the Stockholder and the Company, dated the Closing Date in the form of Exhibit 6.8 attached hereto.

     6.9 LANDLORD CONSENT AND ESTOPPEL. The Company shall deliver a written consent and estoppel, in form and substance reasonably satisfactory to the Purchaser, from the landlord of each parcel of Currently Leased Real Property, consenting to the assignment by the Company to the Purchaser of the Company's rights and obligations under the leases relating to the Currently Leased Property ("Landlord Consents").

     6.10 NO CHANGES OR DESTRUCTION OF ASSETS. Between the date hereof and the Closing, there shall have been no material adverse change (regardless of insurance coverage therefor) in the Company's business or the assets or properties of the Company, and no material adverse federal or state legislative or regulatory change affecting the Company, the Company's business or the assets or properties of the Company.

     6.11 CLOSING DELIVERIES. Purchaser shall have received each of the documents or items required to be delivered to it pursuant to Section 8.1 hereof, and each other instrument, certificate or other document it may reasonably request.

7.   CONDITIONS TO THE COMPANY'S CLOSING

     The obligations of the Company to consummate the transactions contemplated under this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions, it being understood that the Company may, in its sole discretion, waive any or all of such conditions in whole or in part (provided, however, that no such waiver shall constitute a waiver by the Company of any of its rights or remedies at law or in equity if the Purchaser shall be in violation of any of its representations, warranties, covenants, agreements or obligations under this Agreement):

     7.1 REPRESENTATIONS, ETC. Purchaser shall have performed in all material respects the covenants and agreements contained in this Agreement and the Purchaser Ancillary Documents that are to be performed by it at or prior to the Closing, and the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all respects on and as of the Closing Date with the same effect as though made at such time (except as contemplated or permitted by this Agreement).

     7.2 CONSENTS. All consents and approvals of Governmental Bodies and from any other third parties required to be obtained by the Purchaser to consummate the transactions contemplated by this Agreement shall have been obtained without cost (other than normal legal and out of pocket expenses incident to processing such consents and approvals) or other adverse consequence to the Stockholder or the Company and shall be in full force and effect.

     7.3 NO ADVERSE LITIGATION. No order or preliminary or permanent injunction shall have been entered, no Legal Requirement or Order shall have been enacted, issued, promulgated or enforced, and no action, suit, investigation or other legal or administrative proceeding by any court or Governmental Body, agency or other Person shall be pending or threatened on the Closing Date which may have the effect of (i) making any of the transactions contemplated hereby illegal or (ii) making the Stockholder liable for the payment of damages to any Person.

     7.4 CORPORATE ACTION.The Purchaser shall have delivered to the Stockholder a Certificate of the Secretary of the Purchaser: (i) attaching a true and complete copy of the Purchaser's Charter Documents, as amended to the date hereof; (ii) attaching a Certificate of Good Standing of the Purchaser issued by the Secretary of State of Delaware, dated within a reasonable date prior to Closing, (iii) attaching a unanimous consent of all of the stockholders and members of the Board of Directors of the Purchaser in connection with the authorization and approval of the execution, delivery and performance by the Purchaser of this Agreement and the Purchaser Ancillary Documents; and (iv) setting forth the incumbency of the officers of the Purchaser who have executed and delivered this Agreement and each other document executed on the date hereof, including therein a signature specimen of each such officer or officers, in the form of Exhibit 7.4 attached hereto.

     7.5 CLOSING DELIVERIES.The Company and the Stockholder shall have received each of the documents or items required to be delivered to them pursuant to
Section 8.2 hereof, and each other instrument, certificate or other document it may reasonably request.

8.   DOCUMENTS TO BE DELIVERED AT CLOSING

     8.1  TO PURCHASER.  At the Closing,  there shall be delivered to Purchaser:


          (a) a bill of sale, in form and substance reasonably satisfactory to the Purchaser, duly executed by the Company, and such other instruments of transfer and assignment necessary or appropriate to transfer and vest in Purchaser all of the Company's right, title and interest in, to and under the Purchased Assets;

          (b) an assignment and assumption agreement, in form and substance reasonably satisfactory to the Purchaser, duly executed by the Company assigning to the Purchaser all of the Company's right, title and interest in and to, and obligations under, the Assumed Contracts ("Assignment and Assumption Agreement");

          (c) an assignment and assumption agreement, in form and substance reasonably satisfactory to the Purchaser, duly executed by the Company assigning to the Purchaser all of the Company's right, title and interest in and to, and obligations under, the leases for the Currently Leased Real Property ("Lease Assignment")

          (d) assignments of the Intellectual Property, in form and substance reasonably satisfactory to the Purchaser, duly executed by the Company, assigning to the Purchaser all of the Company's right, title and interest in and to the Intellectual Property ("Intellectual Property Assignments");

          (e)  the consents and approvals required pursuant to Section 6.2;

          (f)  the releases and discharges required pursuant to Section 6.5;

          (g)  the certificates required pursuant to Section 6.6;

          (h)  the  opinion  of Hallett & Perrin,  P.C.,  required  pursuant  to
               Section 6.8;

          (i)  the Landlord Consents required pursuant to Section 6.9;

          (j) a certificate, signed by an officer of the Company and of the Stockholder, as to the fulfillment of the conditions set forth in Sections 6.1 through 6.3 and 6.10 hereof;

          (k) the Indemnity Escrow Agreement, duly executed by the Company and the Purchase Price Escrow Agreement, duly executed by the Company;

          (l) the Non-Competition Agreements, duly executed by each of Messrs. Wayne W. LoCurto and Peter J. Olaynack, in the form of Exhibit J hereto (the "Non-Competition Agreements");

          (m) a copy of the amendment to the Company's Certificate of Incorporation to be filed in the office of the Secretary of State of Delaware, changing the Company's name, as required pursuant to
               Section 5.6;

          (n)  the Business Records (as defined in Section 1.1(a));

          (o) a schedule of all outstanding and unpaid drafts issued by the Company against those accounts set forth on Schedule 2.18 as of Closing; and

          (p) all documents and agreements required by the provisions hereof to be delivered by the Stockholder or the Company at or prior to the Closing, including but not limited to UCC-3 releases, and all other items reasonably requested by Purchaser.

     8.2 TO THE COMPANY.At the Closing, there shall be delivered to the Company or, as the case may be, to the Administrative Agent:

          (a)  the  Closing  Purchase  Price,  as  contemplated  by Section  1.5 hereof;

          (b) the Assignment and Assumption Agreement, duly executed by the Purchaser;

          (c)  the Lease Assignment, duly executed by the Purchaser;

          (d)  the consents and approvals required pursuant to Section 7.2;

          (e)  the certificate required pursuant to Section 7.4;

          (f) a certificate, signed by an officer of Purchaser, as to the fulfillment of the conditions set forth in Sections 7.1 through
               7.3 hereof;

          (g) the Indemnity Escrow Agreement and the Purchase Price Escrow Agreement, each duly executed by the Purchaser;

          (h) the Non-Competition Agreements, duly executed by the Purchaser, and

          (i) all documents and agreements required by the provisions hereof to be delivered by the Purchaser at the Closing, and all other items reasonably requested by the Stockholder.

9.   SURVIVAL

     (a) All representations and warranties made by any party in this Agreement shall be deemed to be material and to have been relied upon by the parties hereto and shall survive the Closing for a period of twelve (12) months after the Closing Date; provided, however, that (i) the representations, warranties and agreements contained in Sections 2.7 and 2.15 shall survive the Closing until the tenth day after the expiration of the statute of limitations applicable to the matters covered thereby and (ii) the representations, warranties and agreements contained in Sections 2.1, 2.2, 2.3 and 2.27 shall survive indefinitely. Notwithstanding the foregoing, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence if notice of the inaccuracy or breach thereof giving rise to such right of indemnity (including the basis for the claim for which indemnity is sought) shall have been given in accordance with this Agreement to the party against whom such indemnity may be sought prior to such time. The representations and warranties hereunder shall not be affected or diminished by any investigation at any time by or on behalf of the party for whose benefit such representations and warranties were made.

     (b) All the covenants, agreements and obligations contained in this Agreement shall survive in accordance with their respective terms.

10.  INDEMNIFICATION

     10.1 INDEMNIFICATION OF THE COMPANY. Purchaser shall indemnify and hold the Company and its affiliates (collectively "Company Indemnified Parties") harmless from, against, for and in respect of:

          (i) any and all damages, losses, settlement payments, obligations, Liabilities, claims, actions or causes of action and encumbrances
     ("Damages")  suffered,  sustained,  incurred  or  required  to be paid by a
     Company Indemnified Party because of the breach of any written representation, warranty, agreement or covenant of Purchaser contained in this Agreement or any Purchaser Ancillary Document;

          (ii) any and all Liabilities, obligations, claims and demands arising out of the ownership and operation of the Business on and after the Closing Date, except to the extent the same arises from a breach of any written representation, warranty, agreement or covenant of the Stockholder contained in this Agreement, any Company Ancillary Document or any Stockholder Ancillary Document;

          (iii) any Assumed Liabilities; and

          (v) all reasonable costs and expenses (including, without limitation, attorneys' fees, interest and penalties) ("Expenses") incurred by a Company Indemnified Party in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 10.1.

     10.2 INDEMNIFICATION OF THE PURCHASER. The Stockholder and the Company, jointly and severally, shall indemnify and hold Purchaser and its affiliates (collectively "Purchaser Indemnified Parties") harmless from, against, for and in respect of:

          (i) any and all Damages suffered, sustained, incurred or required to be paid by a Purchaser Indemnified Party because of the breach of any written representation, warranty, agreement or covenant of the Stockholder or the Company contained in this Agreement, any Company Ancillary Document or any Stockholder Ancillary Document;

          (ii) any and all Liabilities, obligations, claims and demands arising out of the ownership of the Company and operation of the Business prior to the Closing Date, other than Assumed Liabilities;

          (iv) any and all Damages, costs and expenses suffered, sustained, incurred or required to be paid by the Purchaser Indemnified Parties (i) as a result of the failure of the Company prior to Closing to obtain a waiver of the VOC limit, or to otherwise comply with such VOC limit, referred to in the air permit issued by the Maryland Department of the Environment, as described in Schedule 2.7 attached hereto, and (ii) as a result of the failure of the Company to construct berms to provide secondary containment in the materials storage areas, as described in Schedule 2.7; and

          (v) all Expenses incurred by a Purchaser Indemnified Party in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 10.2.

     10.3 GENERAL RULES REGARDING INDEMNIFICATION. The obligations and liabilities of each indemnifying party hereunder with respect to claims resulting from the assertion of liability by a Company Indemnified Party or Purchaser Indemnified Party (herein an "indemnified party"), as the case may be, shall be subject to the following terms and conditions:

          (a) Until all funds held pursuant to the Indemnity Escrow Agreement have been disbursed, any Purchaser Indemnified Party who shall have a claim for indemnification shall give all notices of claims for indemnification, and all such claims shall be satisfied, in accordance with the terms of the Indemnity Escrow Agreement. In all other cases, the indemnified party shall give prompt written notice to the indemnifying party of any claim which might give rise to a claim by the indemnified party against the indemnifying party based on the indemnity agreements contained in Section
     10.1 or 10.2 hereof, stating the nature and basis of said claims and the amounts thereof, to the extent known; provided, that failure of the indemnified party to give such notice shall not relieve the indemnifying party of its obligations under Sections 10.1 and 10.2 hereof except to the extent, if at all, that such indemnifying party shall have been materially prejudiced thereby.

          (b) (i) If any action at law or suit in equity is instituted by a third party against an indemnified party with respect to which an indemnified party intends to claim indemnification under this Article 10 (a "Third Party Claim"), such indemnified party shall immediately notify the indemnifying party of such Third Party Claim. The failure to immediately give the notice shall not relieve the indemnifying party of its indemnification obligations hereunder except to the extent that the indemnifying party is actually prejudiced as a result of the failure to immediately give such notice.

          (ii) Subject to Section 10.3(b)(iii) the indemnified party shall have the right to conduct and control, through counsel of its choosing, the defense of such Third Party Claim, and the indemnified party may compromise or settle the same; provided, however, that the indemnified party shall give the indemnifying party advance notice of any proposed compromise or settlement. Subject to Section

     10.3(b)(iii), if the indemnifying party shall, within 15 days of receipt of such notice, object in writing to a proposed compromise or settlement with respect to a Third Party Claim for money or damages, the indemnified party shall not enter into such compromise or settlement; provided, however, that approval of such compromise or settlement shall not be unreasonably withheld. Notwithstanding the foregoing, the indemnified party shall retain the power to enter into any compromise or settlement properly objected to by the indemnifying party, but in so doing shall waive any right to indemnity for the amount of such payment or settlement, and the amount of such payment or settlement shall not be claimed for indemnity under this Agreement.

          (iii) If the remedy  sought in any Third  Party  Claim  referred to in
     Section 10.3(b)(ii) is solely money damages, the indemnifying party shall have 30 Business Days after receipt of the notice referred to in Section 10.3(b)(i) to notify the indemnified party that it elects to conduct and control the defense of such Third Party Claim. If the indemnifying party does not give the foregoing notice, the indemnified party shall have the right to defend, contest, settle or compromise such Third Party Claim in the exercise of its exclusive discretion, and the indemnifying party shall, upon request from the indemnified party, promptly pay to the indemnified party in accordance with the other terms of this Article 10, the amount for which indemnification is provided pursuant to this Article 10 incurred in connection with, arising out of or resulting from any such defense, contest, settlement or compromise. If the indemnifying party so gives the foregoing notice, the indemnifying party shall have the right to undertake, conduct and control, through counsel of its own choosing and at its sole expense, the conduct and settlement of such Third Party Claim, and the indemnified party shall cooperate with the indemnifying party in connection therewith; provided, however, that (A) the indemnifying party shall not thereby permit to exist any Encumbrances upon any asset of the indemnified party, (B) the indemnifying party must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve the right in this regard, (C) the indemnifying party shall not consent to any settlement or the entry of any judgment that does not include as an unconditional term thereof the giving of a complete release from liability with respect to any claims made, or that could have been made, in connection with such Third Party Claim to the indemnified party, (D) the indemnifying party shall permit the indemnified party to participate in such defense through counsel of its own choosing, but the fees and expenses of such counsel shall be borne by the indemnified party, except as provided in clause (E) below, and (E) the indemnifying party shall agree promptly to reimburse to the extent required under this Article 10 the indemnified party for the full amount incurred in connection with, arising out of or resulting from such Third Party Claim, including without limitation fees and expenses of counsel for the indemnified party incurred after giving the foregoing notice to the indemnifying party and prior to the assumption of the conduct and control of such Third Party Claim by the indemnifying party.

          (c) The indemnified party shall make available to the indemnifying party and its attorneys and accountants all books and records of the indemnified party relating to such proceedings or litigation and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

          (d) If any claims are made by third parties against an indemnified party for which an indemnifying party would be liable, and it appears likely that such claims might also be covered by the indemnified party's insurance policies, the indemnified party shall make a timely claim under such policies and to the extent that such party obtains any recovery from such insurance, such recovery shall be offset against any sums due from an indemnifying party (or shall be repaid by the indemnified party to the extent that an indemnifying party has already paid any such amounts). The parties acknowledge, however, that if an indemnified party is self-insured as to any matters, either directly or through an insurer which assesses retroactive premiums based on loss experience, then to the extent that the indemnified party bears the economic burden of any claims through self-insurance or retroactive premiums or insurance ratings, the indemnifying party's obligation shall only be reduced by any insurance recovery in excess of the amount paid or to be paid by the indemnified party in insurance premiums.

          (e) An indemnified party shall not make any claim under this Section 10 until it has incurred a cumulative aggregate of Damages and Expenses for which indemnification is otherwise provided hereunder in the amount (the "Basket Amount") equal to $50,000; provided further, that the foregoing provisions of this clause (e) shall not apply to the adjustments to the Purchase Price described in Section 1.4 or any amounts for which indemnification under Section 10.1(iii) and Section 10.2(ii) is available, all of which shall be made on a dollar-for-dollar basis.

          (f) Except in the case of actual fraud or intentional misrepresentation by the Company or Stockholder (as determined by a court of competent jurisdiction), Purchaser's sole recourse in respect of amounts for which it is entitled to indemnity under this Section 10 shall be limited to the Escrowed Funds, and neither the Stockholder nor the Company shall have any liability other than in respect of Purchaser's claim against the Escrowed Funds in accordance with the terms of the Escrow Agreement.

11.  RELEASE OF INDEMNITY ESCROW IN CERTAIN CIRCUMSTANCES.

     Notwithstanding the provisions of Section 10.2 hereof, in the event the Company receives a written claim or demand from a federal, state or local governmental entity ("Taxing Authority") asserting a claim against the Company for any payroll, sales or use tax liability of the Company relating to a period prior to the Closing, which amount was not accrued for on the Closing Balance Sheet and assumed by the Purchaser ("Unaccrued Tax Liability"), the Purchaser hereby agrees that up to $250,000, in the aggregate, of the Indemnity Escrow Amount shall be permitted to be released by the Indemnity Escrow Agent and paid directly by the Indemnity Escrow Agent to the Taxing Authority in satisfaction of the Unaccrued Tax Liability. The Company shall provide to the Purchaser and the Indemnity Escrow Agent a copy of any such claim or demand for Unaccrued Tax Liability received by the Company from a Taxing Authority. The Purchaser and the Company together shall provide written notice to the Indemnity Escrow Agent, together with a copy of the claim or demand received from the Taxing Authority, instructing the Indemnity Escrow Agent to release and pay from the Indemnity Escrow Amount the amount of such Unaccrued Tax Liability, up to a maximum aggregate amount released hereunder not to exceed $250,000, directly to the Taxing Authority.

12.  FAILURE TO CLOSE BECAUSE OF DEFAULT

     In the event that the Closing is not consummated by virtue of a material default made by a party in the observance or in the due and timely performance of any of its covenants or agreements herein contained ("Default"), the parties shall have and retain all of the rights afforded them at law or in equity by reason of that Default. In addition, the Company and the Stockholder, on the one hand, and Purchaser, on the other, acknowledge that the Purchased Assets and the transactions contemplated hereby are unique, that a failure by any of them to complete such transactions will cause irreparable injury to the other, and that actual damages for any such failure may be difficult to ascertain and may be inadequate. Consequently, Purchaser, on one hand, and the Company and the Stockholder, on the other hand, agree that each shall be entitled, in the event of a Default by the other, to specific performance of any of the provisions of this Agreement in addition to any other legal or equitable remedies to which the non-defaulting party may otherwise be entitled. In the event any action is brought, the prevailing party shall be entitled to recover court costs, arbitration expenses and reasonable attorneys' fees.

13.  TERMINATION RIGHTS

     13.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated any time prior to the Closing by consent of the parties hereto.

     13.2 TERMINATION BY THE PURCHASER.

          The  Purchaser  may  terminate   this   Agreement  by  notice  to  the
     Stockholder:

               (i) at any time prior to the Closing, if the Company or the Stockholder shall have materially breached or failed in any respect to comply with any of its covenants, agreements or obligations under this Agreement, or if any of its or his representations and warranties contained in Article 2 hereof shall have been inaccurate in any respect when made or become inaccurate in any respect at any time prior to the Closing;

               (ii) at any time prior to the Closing, if the Closing shall not have occurred by December 18, 2001, and the failure the Closing to occur on or before such date did not result from the failure of the Purchaser to fulfill any of its covenants, obligations and agreements contained herein that are required to be fulfilled prior to Closing; or

               (iii) at any time prior to Closing, if since the Most Recent Balance Sheet Date, there shall have occurred any material adverse change (whether or not covered by insurance) in the assets, properties, business, prospects, results of operations, liabilities or financial condition of the Company;

     13.3 TERMINATION BY THE COMPANY.

          The Company may terminate this Agreement by notice to the Purchaser at any time prior to the Closing:

               (i) if the Purchaser shall have materially breached or failed in any respect to comply with any of its covenants, agreements or obligations under this Agreement, or if any of the representations and warranties contained in Article 3 hereof shall have been inaccurate in any respect when made or become inaccurate in any respect at any time prior to the Closing; or

               (ii) if the Closing shall not have occurred by December 18, 2001, and the failure of the Closing to occur on or before such date did not result from failure of the Company or any Stockholder to fulfill any of its covenants, obligations and agreements contained herein that are required to be fulfilled prior to Closing.

     13.4 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to this Article 13, except as otherwise provided in Article 12, all further obligations of the parties under this Agreement (other than those contained in Section 4.3, Section 5.2 and Section 14.12, which shall survive in accordance with their terms) shall be terminated without further force and effect and without further liability of any party to any other; provided that nothing herein shall relieve any party from liability for such party's willful breach of this Agreement.

14.  GENERAL

     14.1 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned, (i) except by operation of law, (ii) except that Purchaser may assign its rights and obligations hereunder to an affiliate of the Purchaser without the consent of the Stockholder or the Company, so long as Purchaser guarantees the obligations of such assignee, and (iii) except that the Purchaser, or Purchaser's affiliate, as the case may be, may assign and transfer to any entity providing financing for the transactions contemplated by this Agreement (or any refinancing of such financing), as security for such financing, all of the interest, rights and remedies of Purchaser or Purchaser's affiliate, as the case may be, in and to this Agreement, and (iv) except for the collateral assignment by the Stockholder and the Company of all of their respective interests, rights and remedies in and to this Agreement to the Administrative Agent (for the ratable benefit of the Lenders) to secure their respective obligations under the Credit Agreement and the Guaranty, in accordance with a certain Collateral Assignment of Purchase Agreement and Escrow Agreements (the "Collateral Assignment") dated the date hereof. The Stockholder and the Company hereby expressly consent to the aforementioned assignment by the Purchaser or Purchasers affiliate to its lenders. The Purchaser and Purchaser's affiliate as the case may be, hereby expressly consent to the Collateral Assignment by the Stockholder and the Company. The Stockholder, the Company and the Purchaser (and the Purchaser's affiliate as the case may be), each acknowledge and agree that (i) under all circumstances, the Purchaser shall disburse such portion of the Purchase Price, together with any other amounts to which the Stockholder and/or the Company may be entitled hereunder and which would otherwise be paid directly to the Stockholder or the Company in accordance with the terms hereof, directly to the Administrative Agent by wire transfer of funds, to such account as the Administrative Agent may direct from time to time, and (ii) neither the Administrative Agent nor the Lenders shall be deemed to have assumed any of the obligations of the Stockholder or the Company under this Agreement, (or any related agreements) nor shall the Administrative Agent or the Lenders be under any liability of any kind to the Stockholder, the Company or the Purchaser under this Agreement. The Stockholder, the Company and the Purchaser (and the Purchaser's affiliate as the case may be), each acknowledge and agree that the lenders to which the Purchaser may assign all of its interest, rights and remedies in and to this Agreement, as provided in this Section 14.1, shall not be deemed to have assumed any of the obligations of the Purchaser (or the Purchaser's affiliate, as the case may be) under this Agreement (or any related agreements) and such lenders shall not be under any liability of any kind to the Stockholder, the Company or the Purchaser under this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, the assigns and successors of the Purchaser, the Company, the Stockholder, the Company Indemnified Parties and the Purchaser Indemnified Parties, and the heirs, administrators and executors of each of the foregoing.

     14.2 ENTIRE AGREEMENT. This Agreement (including the schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Stockholder, the Company and Purchaser and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by the parties hereto, and only with the prior written consent of the Administrative Agent.

     14.3 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     14.4 NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered and received (a) when delivered, if delivered personally, (b) four days after mailing, if mailed by registered or certified mail, return receipt requested and postage prepaid, or (c) on the second business day after delivery to a private courier service with overnight delivery requested, if delivered to a private courier service providing documented overnight service, or (d) on the date received if transmitted by facsimile, in each case addressed as follows:

         If to Purchaser, addressed to it at:

         Arcade Marketing, Inc.
         120 East 56th Street
         Suite 1200
         New York, New York 10022
         Attn:  Bruce Prashker, Sr. VP Corporate Development

         with copy (which shall not constitute notice) to:

         Herrick, Feinstein LLP
         2 Penn Plaza
         Newark, New Jersey 07105
         Attn:  Daniel A. Swick, Esq.

         If to the Company, prior to Closing, addressed to it at:

         7600 Energy Parkway
         Baltimore, Maryland  21226

         If to the Company, after the Closing, addressed to it at:

         2 Owenoke Park
         Westport, Connecticut  06880
         Attn: Chief Executive Officer
         Fax: (203)341-8732

         With a copy to:

         Fleet National Bank, as Administrative Agent
         100 Federal Street, 6th Floor
         Boston, Massachusetts  02110
         Attn: Anthony D. Healey

         Fax: (617)434-4775

         If to the Stockholder, addressed to it at:

         7600 Energy Parkway
         Baltimore, Maryland  21226

         If to the Stockholder, after the Closing, addressed to it at:

         2 Owenoke Park
         Westport, Connecticut  06880
         Attn: Chief Executive Officer
         Fax: (203)341-8732

or to such other address or counsel as any party hereto shall specify pursuant to this Section from time to time.

     14.5 GOVERNING LAW; JURISDICTION.

          (a) This Agreement shall be construed in accordance with the laws of the State of Delaware with regard to its principles governing conflicts of laws.

          (b) With respect to any claim or cause of action in connection with the execution or performance of, or arising under, this Agreement or any document executed and delivered pursuant to this Agreement, each party hereto (a) irrevocably submits to the nonexclusive jurisdiction of the state or federal courts located in the State of New York, (b) irrevocably waives any objection which such party may have to the laying on of venue of any such claim or cause of action brought in any such court, (c) irrevocably waives any claim that any such claim or cause of action brought in any such court has been brought in an inconvenient forum, (d) irrevocably waives the right to object, with respect to such claim or cause of action brought in ay such court, that such court does not have jurisdiction over such party, and (e) irrevocably agrees that service of process sufficient to confer personal jurisdiction in any such action can be made by any party on another via Federal Express (or comparable courier), with a copy by regular mail, with service to be made to the addresses set forth in Section 13.4 hereof, and irrevocably waives any objection which such party may have to such service of process in any such action.

     14.6 EFFECT OF INVESTIGATION . No investigation by the parties hereto in connection with this Agreement or otherwise shall affect the representations and warranties of the parties contained herein or in any certificate or other document delivered in connection herewith and each such representation and warranty shall survive such investigation.

     14.7 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

     14.8 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     14.9 REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

     14.10 CAPTIONS. The headings of this Agreement are inserted for convenience only, and shall not constitute a part of this Agreement or used to construe or interpret any provision hereof.

     14.11 PUBLICITY. Neither the Company, the Stockholder nor Purchaser shall make any public release of information regarding the transactions contemplated herein, without the prior written consent and approval of the other parties hereto.

     14.12 EXPENSES. The Stockholder, on behalf of the Company and with respect to the costs and expenses of the Company, on one hand, and the Purchaser, on the other hand, shall each pay all of their own costs and expenses incident to their negotiation and preparation of this Agreement and to their performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including, without limitation, the fees, expenses and disbursements of its counsel and accountants. The Stockholder and the Company represent, warrant and covenant that the Company has not as of the date hereof paid, and prior to Closing shall not pay, any costs or expenses (including, without limitation, the fees, expenses and disbursements of counsel and accountants) incident to the negotiation and preparation of this Agreement and the Stockholder's and Company's performance and compliance with all agreements and conditions contained herein.

     14.13 THIRD PARTY BENEFICIARIES. Except for (i) the Administrative Agent, and (ii) any entity providing financing to the Purchaser for the transactions contemplated by this Agreement (or any refinancing of such financing) and to which the Purchaser, as security for such financing, has assigned all of the interest, rights and remedies of Purchaser or Purchaser's affiliate, as the case may be, in and to this Agreement, no other individual or entity shall be a third-party beneficiary of the representations, warranties, covenants, and agreements made by any party hereto.

     14.14 DEFINITIONS. As used in this Agreement, the following terms shall have the meanings specified or referred to in this Sections 14.14.

          "Adjusted Current Assets" means the total current accounts receivable, inventory and prepaid expenses of the Company, as of the date of determination, and specifically includes any positive cash balances; provided, however, that (i) any asset which is an Excluded Asset shall be eliminated from the calculation of Adjusted Current Assets, and (ii) any prepaid expense shall be eliminated from the calculation of Adjusted Current Assets to the extent that the rights of the Company under the contract to which the prepaid expense relates have not been assigned to the Purchaser.

          "Administrative Agent" means Fleet National Bank, in its capacity as Administrative Agent pursuant to the terms of the Credit Agreement.

          "Adjusted Current Liabilities" means the total current accounts payable, accruals and deferred taxes of the Company as of the date of determination, and specifically includes any negative cash balances due to overdrafts (which shall be reclassified as a current liability for purposes of this definition); provided, however, that any liability which is not assumed by the Purchaser pursuant to the provisions of this Agreement shall be excluded from the calculation of Adjusted Current Liabilities.

          "Affiliate" means any Person controlling or controlled by the Person in question. The term "control" (as used in the terms "controlling" and "controlled by" means: (a) holding fifty percent (50%) or more of the outstanding equity securities of an issuer, and (b) either: (i) holding fifty percent (50%) or more of the outstanding voting securities of an issuer, or (ii) holding the power to direct or cause the direction of the management and policies of an entity, whether by contract, or otherwise; provided, however, no financial institution shall be included within this definition of "Affiliate."

          "Business Day" means any day other than a Saturday, a Sunday, or another day on which banks in the State of Maryland, the State of Delaware or the State of New York are authorized or required not to be open for conduct of their normal banking operations.

          "Company's Accountants" means Deloitte and Touche.

          "Company  Ancillary   Document"  means  any  agreement  or  instrument
     contemplated hereby to be executed and delivered by the Company.

          "Credit Agreement" means that certain Credit Agreement, dated as of September 21, 1999, by and among the Stockholder, the Administrative Agent and the Lenders, as amended and in effect from time to time.

          "Encumbrance" means any lien, claim, charge, security interest, mortgage, pledge, easement, right of use, encroachment, boundary disputes, conditional sale or other title retention agreement, proxy, voting agreement or trust, lease, tenancy, right of occupancy or license or use by another person, defect in title, covenant or other restriction or limitation of any kind.

          "Governmental Body" means any court, government (federal, state, local or foreign), department, commission, board, agency, bureau, official or other regulatory, administrative or governmental authority.

          "Guaranty" means that certain Guarantee and Collateral Agreement, dated September 21, 1999, entered into by the Company, among others, pursuant to which the Company unconditionally guaranteed the obligations of the Stockholder under the Credit Agreement.

          "Legal  Requirement"  means  any  law,  statute,   rule,   regulation,
     franchise,   governmental  permits,  judgment,  decree,  Order,  ordinance, variance, directive, code or requirement of any Governmental Body.

          "Lenders" means those lenders party to the Credit Agreement from time to time.

          "Liability and Liabilities" means any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility of any nature whatsoever, whether known or unknown, asserted or unasserted, matured or unmatured, liquidated or unliquidated, absolute or contingent, secured or unsecured.

          "Order"  means  any  order,  writ,   injunction,   ruling,   judgment,
     stipulation or decree by or with any Governmental Body.

          "Person"   means  and  includes  an  individual,   a  partnership,   a
     corporation, a trust, a joint venture, an unincorporated organization and any Governmental Body or other agency or authority.

          "Purchaser's Accountants" means PriceWaterhouseCoopers LLP.

          "Purchaser Ancillary Documents" means any agreement or instrument contemplated hereby to be executed and delivered by the Purchaser.

          "Stockholder Ancillary Documents" means any agreement or instrument contemplated hereby to be executed and delivered by the Stockholder.

                         [signatures on following page]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            IST Corp.


                                            By:__/s/ Bruce Prashker_____________

                                               Name:  Bruce Prashker
                                               Title: Vice President and
                                                      Assistant Secretary


                                            Color Prelude, Inc.


                                            By:__/s/ Peter J. Olaynack__________

                                               Name:  Peter J. Olaynack
                                               Title: Vice President and
                                                      Secretary


                                            Heritage Marketing Corporation


                                            By:__/s/ Peter J. Olaynack__________

                                               Name: Peter J. Olaynack
                                               Title: Executive Vice President
                                                      And Chief Financial
                                                      Officer

Index of Exhibits
-----------------


Exhibit 1.3         Allocation of Purchase Price
Exhibit 1.5-A       Indemnity Escrow Agreement
Exhibit 1.5-B       Purchase Price Escrow Agreement
Exhibit 3.3         Commitment Letter
Exhibit 6.6-A       Company Secretary Certificate
Exhibit 6.6-B       Stockholder Secretary Certificate
Exhibit 6.8 Opinion of Hallett & Perrin, P.C., Counsel to Company and Stockholder
Exhibit 6.11        Remaining Due Diligence
Exhibit 7.4         Purchaser Secretary Certificate
Exhibit 8.1         Form of Non-Competition Agreement